UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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MasterBrand, Inc.

(Name of registrant as specified in its charter)

_________________________________________________________________________________________________________

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of 2023 Annual Meeting of Shareholders

MASTERBRAND, INC.

One MasterBrand Cabinets Drive
Jasper, Indiana 47546

Date & Time

1:00 p.m. Eastern Time, Tuesday, June 6, 2023, or at any adjournment or postponement thereof

Location

One MasterBrand Cabinets Drive
Jasper, Indiana 47546

Record Date

Close of business
on April 10, 2023

The 2023 Annual Meeting of Shareholders of MasterBrand, Inc., a Delaware corporation, will be held on Tuesday, June 6, 2023, at 1:00 p.m. Eastern Time, or at any adjournment or postponement thereof, at One MasterBrand Cabinets Drive, Jasper, Indiana 47546. You will be able to attend the meeting in person and vote either in person or by visiting www.ProxyVote.com and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:

Voting Matters

Items of Business
1	Elect two director nominees to serve three-year terms.
2	Approve, on a non-binding advisory basis, our 2022 Named Executive Officer compensation.
3	Approve, on a non-binding advisory basis, the frequency of the Shareholder Vote on Named Executive Officer compensation.
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

At the meeting, such other business as may properly come before the meeting will also be considered.

By Order of the Board of Directors,

Andrean R. Horton
Executive Vice President, Chief Legal Officer and Secretary
April 24, 2023

Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. Voting will ensure you are represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting. In an effort to facilitate the voting process for substantially all of our shareholders, we are using the Securities and Exchange Commission rules that allow proxy materials to be furnished to shareholders over the Internet. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) in person during the 2023 Annual Meeting. Proxies may be revoked at any time before they are exercised.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held on June 6, 2023

In accordance with rules and regulations adopted by the Securities and Exchange Commission, the Notice of 2023 Annual Shareholders Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.ProxyVote.com.

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Proxy Statement Summary

This summary highlights information contained in this proxy statement (this “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.

In this Proxy Statement, the terms “MasterBrand,” “we,” “us,” “our” and the “Company” refer to MasterBrand, Inc., a Delaware corporation incorporated in July 2022. We were a business segment and wholly-owned subsidiary of Fortune Brands Innovations, Inc. (f/k/a Fortune Brands Home & Security, Inc.) (“Fortune Brands”) prior to our separation (the “Separation”) into a standalone publicly-traded company on December 14, 2022.

Our Board of Directors (our “Board”) solicits your proxy for our 2023 Annual Shareholders Meeting (and any postponement or adjournment of the meeting) (the “Annual Meeting”) for the matters set forth in the “Notice of 2023 Annual Meeting of Shareholders” above.

These materials were first sent or made available to shareholders on April 24, 2023.

Annual Meeting of Shareholders

●        Time and Date: 1:00 p.m. Eastern Time, Tuesday, June 6, 2023.

●        Place: One MasterBrand Cabinets Drive, Jasper, Indiana 47546.

●        Record Date: Close of business on April 10, 2023.

●        Voting: Shareholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Voting Matters and Recommendations

Items of Business		Board Recommendation	Page
1	Elect two director nominees to serve three-year terms.	“FOR” Each Nominee	8
2	Approve, on a non-binding advisory basis, our 2022 Named Executive Officer compensation.	“FOR”	33
3	Approve, on a non-binding advisory basis, the frequency of the Shareholder Vote on Named Executive Officer compensation.	“FOR” One Year	35
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.	“FOR”	69
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Proxy Statement Summary

Our Business Highlights

FINANCIAL HIGHLIGHTS

In 2019, our Company, which, at the time, was a business segment and wholly-owned subsidiary of Fortune Brands, began a strategic transformation with the goal of profitably growing previously acquired companies and reducing complexity in both manufacturing and back-office functions. Since then, we have delivered exceptional results. Between 2019 and 2022:

●         Net sales have grown by approximately $1 billion, with a compounded annual growth rate of 11%.

●        Net income has grown by nearly $55 million, for a compounded annual growth rate of approximately 16%.

●        Non-GAAP Adjusted EBITDA* has grown by over $155 million, for a compounded annual growth rate of approximately 17%.

●        Net cash provided by operating activities generated has grown by over $85 million, for a compounded annual growth rate of approximately 17%.

Our goal is to continue to drive shareholder value through margin expansion and strong cash flow generation in any market environment.

In December 2022, we completed our Separation from Fortune Brands and finished the year with a solid financial and operational performance. With strong cash provided by operating activities described above, and a low non-GAAP net debt/Adjusted EBITDA* ratio of 2.1x, we have the financial flexibility to invest in the business and return value to shareholders over the long-term.

*        Refer to Appendix A for a definition of Non-GAAP measures referenced, and a reconciliation to comparable GAAP measures.

Net Sales ($M)
CAGR 11%
2,388.7
2,469.3
2,855.3
3,275.5
2019
2020
2021
2022

Net Income ($M)
CAGR 16%
100.7
145.7
182.6
155.4
2019
2020
2021
2022

Adjusted EBITDA* ($M)
CAGR 17%
255.2
294.9
318.1
411.4
2019
2020
2021
2022

Net Cash Provided by Operating Activities ($M)
CAGR 17%
148.6
204.6
148.2
235.6
2019
2020
2021
2022

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Proxy Statement Summary

Strategy Highlights

Since 2019, we have been building our business system centered on a culture of continuous improvement, which we call The MasterBrand Way. Based on a solid foundation of lean tools and processes, The MasterBrand Way enables our employees, who we refer to as our associates, to operate under common frameworks and consistent lexicon to effectively develop cross-functional solutions to complex business issues. The MasterBrand Way organizes these proven lean tools around three guiding principles: Trust the Tools, Empower the Team, and Move Forward. The disciplined deployment of these tools in recent years drove the Company’s strategic transformation and improvements in commercial and operational efficiency.

The deployment of The Masterbrand Way involves the following three strategic initiatives, and 2022 demonstrated continued progress on each.

Align to Grow Deliver on the unique needs of each customer

A growth initiative that starts with the customer’s needs and works back through our organization to align ourselves with those customers’ unique value proposition. As an organization that historically grew through acquisitions, processes across the disparate acquired companies were inherently different. We believe we have further opportunities to reduce complexity in our product offering to customers. By reducing this complexity, we are able to focus on the unique needs of each of our customers, thereby allowing us to gain share in a competitive market.

2022 Highlights

●   Above market growth on new product launches

●   Transitioned over 75% of our factory footprint to common construction platforms

●   Completed realignment of 23 independent plants into 4 flexible manufacturing networks

● Reduced stock keeping units (“SKU”) across doors, finishes and wood species enabling improved service and quality
Lead Through Lean Engage teams and foster problem-solving

The MasterBrand Way and the associated lean tools not only drive efficiency and productivity, but engage our associates in the process. This initiative allows us to focus on our human capital, specifically the ability to attract, retain and develop associates. Our empowered associates are equipped with the training and tools to address issues locally, fostering problem solving and enhancing our culture of continuous improvement. Given the competition for skilled labor in North America, we believe our Lead Through Lean initiative will help us achieve exceptional financial performance.

2022 Highlights
● Conducted more than 375 Kaizen events ● Generated more than $40M of annual savings	● Improved our associate engagement score by 7%
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Proxy Statement Summary
Tech Enabled Drive profitable growth and transform the way we work through digital, data, and analytics

We are focused on ways to transform our business by leveraging technology. We see opportunities to leverage data and analytics across our back office, plant floor and through customer interactions. The consumer journey in residential kitchen and bath cabinets is evolving with the introduction of new technologies. Customers prefer partners that can support them through this evolving landscape, and consumers are demanding a transformation of the buying process. We are utilizing data-first strategies to unlock insights into customer and consumer trends and drive improvements in the consumer experience.

2022 Highlights

●   Digitizing the plant floor through implementation of technology, such as Radio Frequency Identification and digital displays

●   Enhancing customer experience with pilot program to revamp customer interface tools

● Simplifying processes by consolidating data into dashboards built off common “data lake” architecture allowing all functions to make more timely decisions.
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Proxy Statement Summary

Board of Directors

Name	Primary Occupation	Age	Director Since	Independent	AC	CC	NESG
Class I Director Nominees
R. David Banyard, Jr.	Chief Executive Officer, MasterBrand, Inc.	54	2022
Ann Fritz Hackett	Former Strategy Consulting Partner and Co-Founder, Personal Pathways, LLC	69	2022
Class II Directors — Terms Expiring in 2024
David D. Petratis (Non-Executive Chairman)	Former President and Chief Executive Officer, Allegion plc	65	2022
Juliana L. Chugg	Former Executive Vice President and Chief Brand Officer, Mattel, Inc.	55	2022
Class III Directors — Terms Expiring in 2025
Jeffery S. Perry	Founder and Chief Executive Officer, Lead Mandates LLC	57	2022
Robert C. Crisci	Chief Financial Officer, Lineage Logistics, LLC	47	2022

Data as of April 24, 2023.

AC = Audit Committee; CC = Compensation Committee; NESG = Nominating, Environmental, Social and Governance Committee

Chairperson	Member
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Proxy Statement Summary

Board Composition

Following our Separation from Fortune Brands, we created a Board of Directors with diverse and complementary backgrounds and business experiences that aligned with our business strategy. Among other factors, we considered each candidate’s personal and professional responsibilities and experiences, diversity of background and thought, and their knowledge and skills.

The experiences of our Board of Directors include:

Public company boards	Strategic transformation and execution
Senior management (CEO and CFO)	Mergers and acquisitions
Spin-offs and business separations	Capital markets
Brand development and multi-channel business leadership	Financial expertise
Cabinets and building products industry

Our Board of Directors believes each director is highly qualified to serve and that their unique skills and qualifications bring a wealth of knowledge, experience, expertise and energy to our Board of Directors. The following figures highlight the composition of our Board:

Our Board currently consists of six directors. The directors hold office for staggered terms of three years. Directors from one of the three classes are elected each year. Our Board will transition to annual director elections through a phase-out, as provided in our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”). We expect that beginning with our 2030 annual meeting, all directors will be elected annually, and our Board, at that time, will no longer be classified.

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Proxy Statement Summary

Our Corporate Governance Highlights

We are committed to effective corporate governance and high ethical standards. As a new public company, we implemented corporate governance practices that intersect best practices and our strategic needs. For more information about our corporate governance practices, see “Corporate Governance” beginning on page 18 below.

Independent Oversight	● All directors, including our Non-Executive Chairman, are independent except for our CEO
● All Board Committees — Audit, Compensation, and Nominating, Environmental, Social and Governance — are composed entirely of independent directors

●   Active Board and committee oversight of our strategy and risk management, including environmental, social and governance (“ESG”) risks, enterprise risk management, compliance and cybersecurity and human capital management

Governance Practices	● Prohibition on hedging or pledging MasterBrand stock
● Executive and Board stock ownership guidelines
● Code of Business Conduct and Ethics
● Environmental, Health, and Safety Policy Statement
● Human Rights Policy
● Supplier Code of Conduct
● Comprehensive shareholder engagement program
● Whistleblower Policy
● Anti-Corruption Policy
● Code of Ethics for Senior Financial Officers
● Privacy Policy

Our Executive Compensation Highlights

To attract and retain superior talent at MasterBrand, we have designed our executive compensation policies to be market competitive, align incentives with our performance, and drive a performance-oriented culture. Our compensation culture is supported by incentive programs that take into consideration business results and individual performance.

Some of the compensation programs and amounts presented in this Proxy Statement are for fiscal year 2022, and these decisions were made by the compensation committee and leadership of our former parent company, Fortune Brands. Our Compensation Committee was not established until our Separation from Fortune Brands in December 2022.

For more information, see “Compensation Discussion and Analysis” beginning on page 36.

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Proposal No. 1: Election of Directors

Under our Certificate of Incorporation, our Board is divided into three classes with one-third of the directors standing for election each year. Our Board currently consists of six directors. The directors hold office for staggered terms of three years (and until their successors are elected and qualified, or until their earlier death, resignation, or removal). One of the three classes is elected each year to succeed the directors whose terms are expiring. Our Board will transition to annual director elections through a phase-out, as provided in our Certificate of Incorporation. We expect that beginning with our 2030 annual meeting, all directors will be elected annually, and our Board, at that time, will no longer be classified.

The Class I directors whose terms expire at the Annual Meeting are R. David Banyard, Jr. and Ann Fritz Hackett. Each of these directors has been re-nominated by our Board upon the recommendation of its Nominating, Environmental, Social and Governance Committee. All Class I directors elected at the Annual Meeting will continue in office until the annual meeting of our shareholders to be held in 2026 and until their successors are elected and qualified.

The two nominees contribute significantly to our Board, including as follows:

●        R. David Banyard, Jr. serves as our Chief Executive Officer; and

●        Ann Fritz Hackett serves on the Board’s Nominating, Environmental, Social and Governance Committee and chairs the Board’s Compensation Committee.

Each of the directors nominated by our Board has consented to serving as a nominee for the term listed above, to being named in this Proxy Statement, and to serving on our Board if elected. The persons named as proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of each of our Board’s two nominees. If any nominee is unable to serve, our Board can either designate a substitute nominee to serve in his or her place as a director or reduce the size of our Board. If our Board nominates another individual, the persons named as proxies may vote for such substitute nominee.

Our Board has determined that Ann Fritz Hackett is independent of MasterBrand and management. See “Corporate Governance — Director Independence” below for more information.

Board Membership Criteria

Subject to our organizational documents and any operative agreements we may enter into, our Board is responsible for selecting candidates for Board membership and for establishing the general criteria to be used in identifying potential candidates. The Nominating, Environmental, Social and Governance Committee leads our director succession planning process and regularly considers the criteria necessary to achieve a diverse Board that provides effective oversight of MasterBrand.

The Nominating, Environmental, Social and Governance Committee believes that all directors should display the attributes necessary to be effective directors: experience in an executive leadership role, experience in the consumer products industry, experience as a board member of a public company, willingness to devote sufficient time to Board matters, business judgment, diversity, stature, lack of conflicts of interest, integrity, ethics, commitment to the goal of enhancing long-term shareholder value and any evolving needs of the Board. As discussed in “— Board Diversity and Tenure” below, the Nominating, Environmental, Social and Governance Committee also seeks to select director candidates who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s

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Proposal No. 1

deliberations and decisions and believes that Board membership should reflect diversity in its broadest sense, including persons diverse in experiences, qualifications, attributes, and skills, including directors’ self-identified characteristics, such as gender, race, and ethnicity.

In addition to the above criteria, the Nominating, Environmental, Social and Governance Committee considers, on an ongoing basis, the additional skills, experiences, and backgrounds that it seeks in members of our Board in the context of our business and the existing composition of our Board. The directors’ biographies under “— Our Director Nominees” and “— Other Continuing Directors” below note each director’s relevant skills, experiences, and backgrounds that make them suited to contribute to our Board.

DIRECTOR OVERBOARDING POLICY

Our Corporate Governance Principles are designed to ensure that all directors have sufficient time to devote proper attention to their responsibilities as MasterBrand directors. In general, directors who are not MasterBrand associates (“Non-Employee Directors”) may not serve on more than three other public company boards. Our Chief Executive Officer, and any director who serves as Chief Executive Officer of another public company, may not serve on more than one other public company board.

As of April 24, 2023, all Non-Employee Directors are in compliance with our overboarding policy.

Our Director Nominees

Our Board and the Nominating, Environmental, Social and Governance Committee believe that each of our nominees brings a strong and diverse set of skills, experiences, and perspectives that, when combined with the other continuing directors, creates a high-performing Board that is aligned with our business strategy, and which contributes to the effective oversight of MasterBrand. The ages, principal occupations, public directorships held, and other information about our nominees and continuing directors are shown below as of April 24, 2023.

The Board unanimously recommends a vote “FOR” ALL Board nominees listed below.
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Proposal No. 1

CLASS I DIRECTORS — TERMS EXPIRING AT THE ANNUAL MEETING

Age: 54 Director Since: December 2022

R. David Banyard, Jr.

Experience

Mr. Banyard served as President of Fortune Brands’ Cabinets segment since November 2019 and currently serves as Chief Executive Officer of MasterBrand. Mr. Banyard served as President and Chief Executive Officer of Myers Industries, Inc. (NYSE: MYE), an international manufacturer of packaging, storage, and safety products and specialty molding, from December 2015 to October 2019, and on Myers Industries, Inc.’s board of directors from 2016 to 2019. Prior to that, he was group president, Fluid Handling Technologies at Roper Technologies, Inc. (NYSE: ROP) where he led a diverse portfolio of companies serving a wide array of end markets. Mr. Banyard began his business career at Danaher Corporation (NYSE: DHR), where he held a variety of management roles including Vice President and General Manager of Kollmorgen’s Vehicle Systems business. Mr. Banyard holds a B.A. in Economics from Princeton and an M.B.A. from The University of Virginia Darden School of Business.

Skills and Qualifications

Mr. Banyard’s leadership as President of Fortune Brands’ Cabinets segment provides him with deep knowledge of the cabinets industry, our operations, growth opportunities and challenges. In addition, his prior business, management and leadership experience at Myers Industries, Inc. and service as a member of its board of directors provides him with the skillset and valuable knowledge to be able to contribute significant insight into strategic, management and operational matters to our Board of Directors.

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Proposal No. 1
Age: 69 Director Since: December 2022 Board Committees: Nominating, Environmental and Social Governance Compensation (Chair) Independent

Ann Fritz Hackett

Experience

Ann Fritz Hackett is a former Strategy Consulting Partner. From 2015 until her retirement in January 2020, Ms. Hackett was a Partner and Co-Founder of Personal Pathways, LLC, a company providing web-based enterprise collaboration platforms. Prior to Ms. Hackett’s role at Personal Pathways, LLC, she was President of Horizon Consulting Group, LLC, a strategy and human resources consulting firm founded by Ms. Hackett in 1996, leading change initiatives and providing global consumer product and service companies with innovative strategy and human capital initiatives. Ms. Hackett has served on the board of directors of Fortune Brands Innovations (NYSE: FBIN) since 2011 and has also served on the board of directors of Capital One Financial Corporation (NYSE: COF) since 2004, where she is currently lead director and Chair of the Governance and Nominating Committee. Ms. Hackett graduated from Dartmouth College with a degree in Mathematics and earned her M.B.A. from Stanford University.

Skills and Qualifications

Ms. Hackett’s deep expertise in the Cabinets business stemming from her tenure on the board of directors of Fortune Brands, as well as her experience with Fortune Brands’ 2011 spin-off, will allow Ms. Hackett to provide valuable insight to our Board of Directors. Ms. Hackett also has extensive experience in strategy, risk management, organizational change and talent management, technology and significant corporate governance and board experience, which we believe will assist us as a new public company, and qualifies Ms. Hackett to serve on our Board of Directors.

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Proposal No. 1

Other Continuing Directors

CLASS II DIRECTORS — TERMS EXPIRING IN 2024

Age: 65 Director Since: December 2022 Board Committees: Audit Independent

David D. Petratis

Experience

David D. Petratis serves as our Non-Executive Chairman. Mr. Petratis served as President and Chief Executive Officer of Allegion plc (NYSE: ALLE), a global provider of security products and solutions, from July 2013 through July 2022. Mr. Petratis was also Chairman of the board of directors of Allegion plc from July 2013 to his retirement in December 2022. Prior to his role at Allegion plc, Mr. Petratis served as Chairman, President and Chief Executive Officer of Quanex Building Products Corporation (NYSE: NX), a manufacturer of engineered material and components for the building products markets, from 2008 to 2013 and held prior senior leadership roles at Schneider Electric, MGE UPS Systems Americas and Square D Company. Mr. Petratis has served as a member of the board of directors of Sylvamo Corporation (NYSE: SLVM), a global uncoated papers company with a broad portfolio of brands and large-scale paper mills, since 2021. Additionally, Mr. Petratis served eight years on the Gardner Denver, Inc. corporate board, and he is on the University of Northern Iowa Business Executive Advisory Board. Mr. Petratis has a B.A. in industrial management from the University of Northern Iowa and received his M.B.A. from Pepperdine University.

Skills and Qualifications

We believe Mr. Petratis’ extensive global, industrial management experience serving as Chair and CEO of two publicly-traded companies, coupled with his leadership experience at Allegion plc during its spin-off from Ingersoll-Rand plc, and his experience in driving growth through acquisition research and development to drive productivity, will assist us as a new public company and qualifies him to serve on our Board of Directors.

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Proposal No. 1
Age: 55 Director Since: December 2022 Board Committees: Audit Compensation Independent

Juliana L. Chugg

Experience

Ms. Chugg is the retired Executive Vice President and Chief Brand Officer of Mattel, Inc. (NASDAQ: MAT), a leading global toy company and owner of a portfolio of children’s and family entertainment franchises, a position she held from 2015 through 2018. Prior to that, she served as Partner of Noble Endeavors LLC during 2015. Ms. Chugg has also served in various leadership roles at General Mills, Inc. (NYSE: GIS) and its predecessor Pillsbury from 1996 through 2014, including serving as Senior Vice President of General Mills, Inc. and President of the Meals division from 2010 through 2014. Ms. Chugg has served on the board of directors of Darden Restaurants, Inc. (NYSE: DRI) since March 2022. Ms. Chugg has also served on the board of directors of V. F. Corporation (NYSE: VFC) since 2009. Ms. Chugg previously served as a director of Kontoor Brands, Inc. (NYSE: KTB) from May 2019 until November 2021, as a director of Caesars Entertainment Corporation from December 2018 to July 2020 and as a director of H.B. Fuller Company (NYSE: FUL) from April 2007 until January 2013. Ms. Chugg has a Bachelor’s of Business, with a major in Marketing from the University of South Australia.

Skills and Qualifications

We believe Ms. Chugg’s extensive experience leading major functions and divisions of large publicly-traded companies and her service on the board of directors of other publicly-traded companies qualifies her to serve on our Board of Directors.

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Proposal No. 1

CLASS III DIRECTORS — Terms Expiring in 2025

Age: 57 Director Since: December 2022 Board Committees: Compensation Nominating, Environmental, Social and Governance (Chair) Independent

Jeffery S. Perry

Experience

Since 2020, Mr. Perry is the Founder and Chief Executive Officer of Lead Mandates LLC, a business and leadership advisory firm. Prior to founding Lead Mandates LLC, from 2004 to 2020, Mr. Perry held several senior positions with Ernst & Young LLP, including serving as Americas Operational Transaction Services Practice Leader and Global Client Service Partner for major Consumer Products accounts. Before joining Ernst & Young in 2004, Mr. Perry held leadership positions with AT Kearney Inc., including co-leading its North America Merger Integration services. Mr. Perry has served on the board of directors of Fortune Brands Innovations (NYSE: FBIN) since 2020. Since 2021, Mr. Perry has also served on the board of directors of Equitable Funds, an investment company registered under the Investment Company Act of 1940. Mr. Perry holds a B.S. in Marketing/Quantitative Methods from Babson College and an M.B.A. from Harvard Business School.

Skills and Qualifications

We believe Mr. Perry is qualified to serve on our Board of Directors because of his experience in business integration, stemming from his experiences working as a Global Client Service Partner at Ernst & Young and his extensive experience as a strategic, operational and financial advisor helping boards of directors and management teams. We also believe that, as a director of Fortune Brands, Mr. Perry’s familiarity with MasterBrand will provide continuity and assist us as a new public company.

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Proposal No. 1
Age: 47 Director Since: December 2022 Board Committees: Audit (Chair) Nominating, Environmental, Social and Governance Independent

Robert C. Crisci

Experience

On April 19, 2023, Mr. Crisci joined Lineage Logistics, LLC in the role of Chief Financial Officer. Lineage is one of the leading temperature-controlled industrial REIT and logistics solutions providers with a global network of over 400 strategically located facilities totaling over 2 billion cubic feet of capacity. Lineage’s operations span 20 countries across North America, Europe and Asia-Pacific. Mr. Crisci served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc. (NYSE: ROP) from 2018 until January 2023 and as Vice President and Chief Financial Officer from 2017 to 2018. Mr. Crisci joined Roper Technologies, Inc. in 2013 as Vice President, Finance and Investor Relations and led the company’s financial planning and analysis and investor relations activities. Prior to joining Roper Technologies, Inc., Mr. Crisci served in various roles across investment banking, consulting and finance. Mr. Crisci’s prior experience includes positions at Morgan Keegan, VRA Partners, Devon Value Advisers and Deloitte & Touche. Mr. Crisci holds an A.B. in Economics from Princeton University and an M.B.A. from Columbia Business School.

Skills and Qualifications

We believe Mr. Crisci’s experience serving as chief financial officer of a large publicly-traded company, coupled with his experience as an investment banker and consultant primarily focused on industrial markets, including building products, qualifies him to serve on our Board of Directors.

Director Nomination Process

Following the Separation, we created a Board of Directors with a select group of individuals that have diverse and complementary backgrounds and business experience that align with the strategic direction of the Company.

Among other factors, we considered the Company’s new status as a standalone public company, its industry, each candidate’s personal and professional responsibilities and experiences, diversity, including diversity of experiences, qualifications, attributes, and skills, and directors’ self-identified characteristics, such as gender, race, and ethnicity.

Our Nominating, Environmental, Social and Governance Committee will make recommendations to our Board for nominations and identify and screen potential new candidates. The Nominating, Environmental, Social and Governance Committee utilizes a third-party national search firm to assist in identifying and screening candidates.

The Nominating, Environmental, Social and Governance Committee will consider director candidates recommended by a shareholder in the same manner as all other candidates recommended by other sources. Shareholders may submit director nominees for inclusion in our proxy statement if the shareholder(s) and the nominee(s) meet the requirements in our Bylaws. See “Submission of Shareholder Proposals or Nominations” below for more information.

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Proposal No. 1

Board Diversity and Tenure

Our Board is committed to building a group of directors with diverse experiences and backgrounds. Our Corporate Governance Principles state that our Nominating, Environmental, Social, and Governance Committee should consider diversity as one factor among many when determining director qualifications.

As part of its search for director candidates, our Nominating, Environmental, Social, and Governance Committee may consider diversity of experiences, qualifications, attributes, and skills, and directors’ self-identified characteristics, such as gender, race, and ethnicity.

Given that we only recently became a standalone public company after our Separation from Fortune Brands on December 14, 2022, our Board is relatively short-tenured in its service to the Company but has experience in serving on other public company boards. All of our directors have served on our Board since the Separation. Additionally, Ann Fritz Hackett served as a director of Fortune Brands Innovations from 2011 until the Separation, and Jeffery Perry served as a director of Fortune Brands Innovations from 2020 until the Separation.

Our Corporate Governance Principles state that there is no limit on the number of terms for which a director may be elected, and that our Board does not endorse arbitrary term limits on directors’ service. However, our Corporate Governance Principles require directors to retire at the Annual Meeting following such director’s 75th birthday, subject to certain exceptions. As of April 24, 2023, all of our directors are younger than 75 years of age.

The following figures highlight the composition of our Board:

Board Evaluations

In the spirit of our values of excellence and continuous improvement, our Board is committed to regular assessments of itself and its committees. This helps ensure that our Board’s governance and oversight responsibilities are well executed and updated to reflect best practices.

The Board has adopted a plan to conduct an annual self-evaluation process led by the Non-Executive Chairman of our Board and the Nominating, Environmental, Social and Governance Committee. Each director will complete a comprehensive questionnaire evaluating the performance of our Board as a whole and the committees on which the director serves. The directors’ responses will be aggregated and anonymized to encourage the directors to respond candidly and maintain the confidentiality of their responses. The full results will be reviewed by the Nominating, Environmental, Social and Governance

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Proposal No. 1

Committee and summarized for the full Board, which will review the results in executive session. Each Board committee will also separately review the feedback received for such committee in executive session.

We believe this evaluation process provides our Board and its committees with valuable insight regarding areas where our Board believes it functions effectively as well as areas where our Board can improve. Recommendations for improvement derived from the evaluation process are used to adjust our Board’s future agendas and practices.

Executive Sessions

At the end of each quarterly Board meeting, our Board will have the opportunity to meet in executive session, both with and without our Chief Executive Officer, to discuss whether the meeting’s objectives were satisfied and to identify issues that might require additional dialogue. Each of our Board’s standing committees will also regularly meet in executive session for the same purposes.

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Corporate Governance

We are committed to effective corporate governance and high ethical standards. We believe these values are conducive to long-term performance. We believe our key corporate governance and ethics policies help us manage our business in accordance with the highest standards of business practice and in the best interests of our shareholders.

Our Corporate Governance Principles and committee charters help govern the operation of our Board and its committees. Our Nominating, Environmental, Social and Governance Committee annually reviews our governance practices, recommending changes to the Board as needed, and relatedly, our Board annually reviews our Corporate Governance Principles and makes changes as needed. In addition, each committee annually reviews their respective committee charters and recommends changes to the Board for approval as necessary. The Corporate Governance Principles and committee charters are updated periodically in response to changing regulatory requirements, evolving practices, engagement with our shareholders and other stakeholders, and otherwise as circumstances warrant.

Board Leadership Structure

We have separate roles for our Non-Executive Chairman and Chief Executive Officer. As described in our Corporate Governance Principles, our Board currently has an independent, non-executive chairman, David D. Petratis, which we believe helps further strengthen our governance structure. Our Board believes this provides an effective leadership model for MasterBrand and our Board to help ensure effective independent oversight at this time.

However, our Board also believes that no single leadership model is right for all companies and at all times. Depending on the circumstances, other leadership models, such as combining the roles of the Non-Executive Chairman and Chief Executive Officer, might be appropriate. Our Board periodically reviews its leadership structure and will continue to evaluate and implement the leadership structure that it concludes most effectively supports our Board in fulfilling its responsibilities.

In addition to the leadership of our Non-Executive Chairman, our independent directors have ample opportunity to, and regularly do, assess the performance of our Chief Executive Officer and provide meaningful direction to him. Our Board has strong and effective independent oversight of management.

●        5 out of 6 of our Board members are independent;

●        Each member of the Audit Committee, the Nominating, Environmental, Social and Governance Committee, and the Compensation Committee, is independent;

●        Each chair of our Board’s standing committees is independent;

●        Board and committee agendas are prepared by their independent chairs, based on discussions with directors and recommendations from senior management; and

●        All directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate.

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Corporate Governance

Board Oversight

OUR BOARD’S OVERSIGHT OF RISK MANAGEMENT

The Board is responsible for oversight of enterprise risk and assists management in assessing major risks and evaluating options for their mitigation. Our Board considers enterprise risk topics, such as strategic, competitive, market access, economic, operational, financial, legal, regulatory, cybersecurity, environmental, corporate, business continuity, social and governance compliance, human capital, and reputational risks.

Our senior management team is charged with managing these risks through robust internal processes and controls and the Board receives regular reports regarding these risks from members of our senior management team, as well as additional updates on an as-needed basis.

Our Board is kept informed of its committees’ risk oversight and other activities through reports by the committee Chairs to the full Board, which occur at each regularly-scheduled quarterly Board meeting.

Our Board committees also address certain risk areas as described below.

Audit Committee:

The Audit Committee oversees the management of risks related to financial matters, including liquidity and capital resources, particularly financial reporting and disclosure, accounting, and internal controls, as well as risks related to our audit and regulatory functions, cybersecurity, information asset security, network security, and data privacy and protection.

The Audit Committee also oversees our program, policies, and procedures related to operational and compliance risk exposures and the steps management has taken to mitigate, monitor and control such exposures.

Compensation Committee:

The Compensation Committee oversees the management of risks related to our annual and long-term compensation programs, human capital and related structures and metrics, including our conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Nominating, Environmental, Social and Governance Committee:

The Nominating, Environmental, Social and Governance Committee oversees the management of risks relating to health and safety, our ESG program, including climate-related risks, the independence of the Board, potential conflicts of interest and our corporate governance structure.

Management:

Management is primarily responsible for identifying risk and risk controls related to significant business activities and mapping the risks to our strategy. Management is also responsible for developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk.

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Corporate Governance

OUR BOARD’S OVERSIGHT OF STRATEGY

Our Board and its committees are involved in overseeing our corporate strategy, including major business, organizational and transformational initiatives; capital allocation priorities; and any significant acquisitions and other transactions as well as related integration issues. Our Board regularly engages in robust discussions regarding our corporate strategy at its Board meetings. Our Board’s committees oversee elements of our strategy associated with their respective areas of responsibility.

OUR BOARD’S OVERSIGHT OF HUMAN CAPITAL AND SUCCESSION PLANNING

We are a values-based organization and believe our strong culture is a true differentiator. At the core of our culture is doing what is right and that culture starts with our executive officers and other management personnel. Our management is focused on creating a best place to work environment that fosters an environment of ethical behavior, transparency, honesty, and business integrity.

Our Board’s committees oversee elements of our culture associated with their area of responsibility. For instance, the Compensation Committee is kept informed of our compensation practices through recurring updates and is responsible for periodically discussing the same with our management and evaluating our performance in the development, implementation, and effectiveness of our policies and strategies. The Audit Committee is responsible for oversight of our ethics and compliance program and regularly receives updates on our culture of integrity and the tone set by leaders throughout the organization.

Succession planning for our senior leadership positions is critical to our success. Our Board will review succession planning and leadership development for our Chief Executive Officer as well as certain other executive positions. This topic will be discussed formally at least annually and will also be discussed regularly in executive session. Our Board is also tasked with focusing on director succession planning. In performing this function, our Board is responsible for recruiting and identifying nominees for election as directors to our Board.

OUR BOARD’S OVERSIGHT OF CYBERSECURITY

Our Board delegates to the Audit Committee the oversight of our programs, policies, and procedures related to cybersecurity, information asset security, network security, and data privacy and protection. Broad oversight is maintained by our full Board, which will receive a report from the Audit Committee at least annually. We prioritize the trust and confidence of our workforce and customers by employing both a Cyber Security Program and Privacy Program.

Our Cyber Security Program

Our Cyber Security Program is led by our VP, Cyber Security & Risk with the mission to identify, detect and appropriately address cybersecurity threats. The Cyber Security Team focuses on developing and implementing strategies and processes to protect the confidentiality, integrity, and availability of our assets, utilizing the National Institute of Standards and Technology Cyber Security Framework to formalize the program’s operating parameters.

Our Privacy Program

The Privacy Committee, comprised of management personnel, leads the Privacy Program and focuses on developing and implementing policies and procedures that support our Enterprise Privacy Policy, as well as our overall information privacy, cybersecurity, and governance program. The Privacy Committee may provide advice and recommendations to management or the Board of Directors.

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Corporate Governance

Board and Committee Information

Our Board has a standing Audit Committee, Compensation Committee, and Nominating, Environmental, Social and Governance Committee. Our Board has determined that (i) each member of the Nominating, Environmental, Social and Governance Committee is independent within the meaning of our independence standards, (ii) each member of the Compensation Committee is independent within the meaning of our independence standards and applicable NYSE listing standards and is a “non-employee director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) each member of the Audit Committee is independent within the meaning of our independence standards and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and applicable NYSE listing standards. Each member of the Audit Committee is also financially literate, and Mr. Crisci qualifies as an “audit committee financial expert.” Each committee has a charter available on our website at masterbrand.com/investors/governance/governance-documents.

The Separation from Fortune Brands occurred on December 14, 2022, and our fiscal year ended on December 25, 2022. Due to the short fiscal year following the Separation, our Board met twice, once prior to the Separation and once as a formal Board following the Separation, with each director attending both meetings. Due to the short time period, none of the Board’s committees met during 2022.

	Audit Committee	Compensation Committee	Nominating, Environmental, Social and Governance Committee
R. David Banyard, Jr.
Ann Fritz Hackett
David D. Petratis
Juliana Chugg
Jeffery S. Perry
Robert C. Crisci

Chairperson             Member

Compensation Committee Interlocks and Insider Participation

During 2022 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of MasterBrand, and none of our executive officers served or serves on the compensation committee or board of directors of any company that employed or employs any member of our Compensation Committee or Board.

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Corporate Governance

BOARD COMMITTEES

Audit Committee

Members Robert C. Crisci (Chair) David D. Petratis Julianna L. Chugg

Key Responsibilities

●        Ensure the integrity of our financial statements, financial reporting process and system of internal controls;

●        Oversee compliance with legal and regulatory requirements;

●        Select and compensate our independent registered public accounting firm;

●        Establish policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm;

●        Evaluate the independence and qualifications of our external auditor;

●        Assess the performance of our external auditor;

●        Review the performance of our internal auditors and our internal audit function;

●        Oversee programs, policies, and procedures regarding cybersecurity, information asset security, network security, and data privacy and protection; and

●        Determine procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by MasterBrand regarding its accounting, internal controls, and auditing matters.

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Corporate Governance

Compensation Committee

Members Ann Fritz Hackett (Chair) Juliana L. Chugg Jeffery S. Perry

Key Responsibilities

●        Approve the Company’s executive pay philosophy and our compensation peer group;

●        Set the CEO’s total compensation and approve the CEO’s performance goals, in consultation with the independent directors;

●        Oversee compensation of executive officers, including by determining their total target compensation and awarding annual incentive compensation or other bonuses under any compensation plan;

●        Establish performance goals in connection with annual incentive and long-term incentive compensation program;

●        Assess, on an annual basis, and attempt to mitigate risks associated with our compensation programs and practices;

●        Establish, update, and monitor the Company’s stock ownership guidelines;

●         Assess the company’s talent and succession planning processes;

●        Make recommendations to the Board regarding the level and composition of compensation for non-employee directors, including the compensation paid to the Non-Executive Chairman of the Board; and

●        Review and evaluate any shareholder vote results relating to our executive compensation.

Nominating, Environmental, Social and Governance Committee

Members Jeffery S. Perry (Chair) Ann Fritz Hackett Robert C. Crisci

Key Responsibilities

●        Provide recommendations to our Board with respect to the organization and function of the Board and its committees;

●        Recruit, identify and recommend qualified potential director candidates and nominees to serve on the Board and its committees;

●        Review the qualifications and independence of members of the Board and its committees and recommend changes in the composition of the committees;

●        Develop and recommend to the Board a set of corporate governance principles;

●        Oversee the annual performance review process of management and the CEO;

●        Oversee an annual self-evaluation of the Board and its committees; and

●        Oversee our ESG program, policies, strategies, and performance and related risks.

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Corporate Governance

Shareholder Outreach

We are committed to healthy and recurrent engagement with our shareholders and consider this critical to achieving our long-term strategic goals. The Board and senior management team welcome and value dialogue with shareholders and intend to foster and encourage engagement with shareholders on an ongoing basis. The Board will generally respond, or cause management to respond, in writing to bona fide communications from shareholders addressed to one or more members of the Board. Shareholders and other interested parties who wish to communicate with the Board or any of its committees or directors should submit their communication to our Secretary.

Sustainability and ESG Program

ESG considerations continue to evolve, and this evolution influences and guides how we conduct our business. We are committed to being a good corporate citizen, including by seeking ways to improve our impact on the environment for future generations, ensuring high safety standards for our associates, fostering inclusive cultures, guiding strong ethical governance practices, and giving back to our communities. We believe these practices enhance value and benefit our Company, shareholders and stakeholders.

ENVIRONMENTAL

Environmental stewardship is a critical part of our core business values. We have adopted a Safety & Environmental Stewardship Policy Statement, which is available on our website under Governance Documents. Our environmental philosophy focuses on our desire to do our part to preserve the environment for future generations and our collaboration with professional organizations, customers, suppliers and government agencies that align with our values. Key elements of our program include:

●        Ensuring our facilities adhere to all applicable legal and regulatory requirements;

●        Focusing on problem solving activities to reduce waste and practicing reuse and recycling wherever possible;

●        Being active corporate citizens in the communities where we operate;

●        Striving to minimize negative impacts on our environment through continuous improvement; and

●        Embracing and promoting sustainable use of natural resources, efficient use of energy and raw materials, and overall minimization of pollution.

Further, we are continuing our efforts to determine appropriate steps to positively improve our impact on the environment. This includes, but is not limited to, our commitment to sustainable wood sourcing, recognizing the importance of sustainability and forest stewardship.

We continue to investigate additional ways to positively impact our environment and look forward to setting objectives we can share with our shareholders related to the same.

SOCIAL

Safety:

Safety is a foundational element of our core business values and critical to our success. Accordingly, protecting the health and safety of our associates is a key tenet of how we conduct our business.

Maintaining a safe and secure workplace is a top priority for our Company and we are committed to ensuring that all of our associates get home safely every day. Our focus includes enhancing process safety, advancing occupational health, and eliminating workplace injuries and safety risks. This is reflected in our goal of zero safety incidents and through our efforts to create an injury-free workplace.

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Corporate Governance

Our commitment to safety is driving industry-leading results shown below:

2022 Year End Rate is 69% BETTER THAN Industry Average	2022 Year End Rate is 76% BETTER THAN Industry Average

Diversity, Equity & Inclusion (“DEI”):

In 2022, we continued our progress of fostering a culture of inclusion where differences are welcomed, appreciated, and celebrated. We believe that attracting and engaging talented and diverse associates enables us to be more innovative and responsive to consumer needs, along with delivering strong performance and growth. We are committed to increasing representation of women and racially and ethnically diverse individuals by: (i) hiring and promoting the right talent; (ii) ensuring an inclusive culture through proactive programs, business practices and education; and (iii) demonstrating support for our communities through continued and regular outreach and investment.

Fostering diversity and inclusion starts with our executive team. We believe that reflecting diversity in our executive team, which is diverse in experiences, gender, race, and ethnicity, is the first step in demonstrating its importance for the rest of our organization to mirror.

We are continuing our commitment to an inclusive work environment through our Employee Resource Groups (“ERGs”). Our associates are empowered to form and participate in our ERGs, which are voluntary and associate-led groups. Our ERGs, along with their allies, enhance our cross-cultural awareness, increase engagement, cultivate inclusiveness, and are an important part of our diversity efforts.

GOVERNANCE

MasterBrand is committed to good corporate governance that aligns with shareholder interests. Our Nominating, Environmental, Social and Governance Committee is responsible for overseeing our corporate governance practices and we actively monitor our practices to ensure we continue to manage our business in accordance with high standards of ethics, business integrity, and corporate governance.

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Corporate Governance

The following list highlights some of our corporate governance practices and policies.

    Majority voting standard and resignation policy for directors in uncontested elections

    Director overboarding policy

    Proxy access rights available to 3-year ownership, 3% shareholders, for up to 20% of the Board

    Board committees entirely composed of independent directors

    Executive sessions of non-management directors in connection with each regularly scheduled Board and committee meeting

    Board and committee oversight of risk exposures

    Board and committee oversight of ESG risks, policies, and strategies

    Comprehensive annual board and committee self-evaluations

    Prohibition on hedging and pledging our securities

    Director and executive stock ownership guidelines

    Executive compensation driven by pay-for-performance philosophy

Director Independence

Our Board has established that, for a director to qualify as independent, a director must have no material relationship with MasterBrand other than as a director or, either directly or indirectly, as a partner, significant shareholder or officer of an organization that has a material relationship with MasterBrand. In making this determination, our Board considers all relevant facts and circumstances and has adopted the categorical independence standards for directors established in the NYSE listing standards.

The Nominating, Environmental, Social and Governance Committee has reviewed the applicable legal and NYSE listing standards for Board and committee member independence. A summary of the responses to annual questionnaires completed by each of the directors and a report of transactions with director-affiliated entities are made to the committee. On the basis of this review, the committee delivers a recommendation to our full Board, which then makes its independence determination.

Our Board has determined that each of our directors, other than Mr. Banyard, is independent of MasterBrand and its management. Mr. Banyard is not independent because he serves as our Chief Executive Officer.

In making these determinations, our Board considered that, in the ordinary course of business, relationships and transactions may occur between MasterBrand and our subsidiaries, on the one hand, and entities affiliated with directors or their family members, on the other hand.

In addition to the above standards for director independence, each director who serves on the Audit Committee, Compensation Committee and Nominating, Environmental, Social and Governance Committee satisfies the additional standards established by the SEC and NYSE, as applicable, for such committee membership.

Related Person Transactions

Our Board has adopted a written Conflicts of Interest Policy (the “Conflicts Policy”) for the review of any transaction, arrangement or relationship in which we are a participant and one of our executive officers, directors, director nominees or beneficial holders of more than 5% of MasterBrand’s total equity (or their immediate family members), each of whom is referred to as a “related person,” has a direct or indirect material interest. Our Conflicts Policy focuses on conflicts that arise in a variety of contexts, including, personal investments, relationships with customers, suppliers, and vendors, mergers and acquisitions, personal relationships, outside employment and board service, gifts, entertainment, loans, and other favors, and political activities.

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Corporate Governance

If a related person proposes to enter into such a transaction, arrangement or relationship, which is referred to as a “related person transaction,” the related person must report the proposed related person transaction to our Conflicts of Interest Committee or Corporate Compliance Committee, as applicable. The Corporate Compliance Committee generally will present the proposed transaction to the Audit Committee, which will evaluate each related person transaction and determine whether the interest of the related person in the transaction is material.

Code of Business Conduct and Ethics

At MasterBrand, doing what is right is at our core. We are a company that acts with transparency, honesty, and integrity. We have adopted a Code of Business Conduct and Ethics that applies to all of our associates. It is available at masterbrand.com/investors/governance/governance-documents by clicking on the “Code of Business Conduct and Ethics” link.

By living up to our Code of Business Conduct and Ethics, we continue on the path to success. Our Code of Business Conduct and Ethics is led by our Corporate Compliance Committee. Our Corporate Compliance Committee has authority to interpret, administer and apply the Code of Business Conduct and Ethics, as well as to review and make recommendations to the Board on changes to the Code of Business Conduct and Ethics.

Our Corporate Compliance Committee is also responsible for (i) overseeing compliance training, communications, auditing and mentoring; (ii) identifying investigations to be conducted under the supervision of the Compliance Committee; (iii) interpreting, administering, and applying our conflicts of interest policies; (iv) reviewing, notifying and undertaking an investigation of whistleblower complaints; and (v) consulting with our Legal Department for interpretations of applicable law. The Corporate Compliance Committee meets quarterly to review our compliance efforts, and it reports annually to the Board of Directors or to a committee delegated with such responsibility by the Board of Directors.

We have also adopted a Code of Ethics for Senior Financial Officers that contains the ethical principles by which our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer are expected to conduct themselves when carrying out their duties and responsibilities. It is available at masterbrand.com/investors/governance/governance-documents by clicking on the “Code of Ethics for Senior Financial Officers” link.

Other Information

We have adopted Corporate Governance Principles in accordance with the corporate governance rules of the NYSE, which serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the role of our Board, Board composition, director independence, director selection, qualification and election, director compensation, executive sessions, key Board responsibilities, evaluation of executives, succession planning, risk management, Board leadership and operation, conflicts of interest, and other information. You can learn more about our corporate governance by visiting masterbrand.com/investors/governance/governance-documents, where you will find our Corporate Governance Principles, each standing Board committee charter, and other corporate governance-related information.

Each of the above documents, along with the MasterBrand Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, is available in print upon request to our Secretary through the means described in “Other Information — Communicating With Us” below.

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Non-Employee Director Compensation

Non-Employee Directors receive compensation for their service to our Board. As a MasterBrand employee, R. David Banyard, Jr., our Chief Executive Officer, does not receive compensation for his service as a director.

The Compensation Committee annually reviews the total compensation of our Non-Employee Directors and each element of our Non-Employee Director compensation program. As part of this process, the Compensation Committee evaluates market data provided by its independent compensation consultant, Willis Towers Watson (“WTW”), and makes a recommendation to our Board. Our Board determines the form and amount of Non-Employee Director compensation after reviewing the Compensation Committee’s recommendation.

SUMMARY OF NON-EMPLOYEE DIRECTOR ANNUAL COMPENSATION(1)

Compensation Element	Compensation Amount
All non-employee directors Cash Retainer	$100,000
All non-employee directors Equity Retainer (Restricted Stock Units vesting after one year)	$135,000
Chair of the Audit Committee Fee	$20,000
Chair of the Nominating, Environmental, Social and Governance Committee and Compensation Committee Fee	$15,000
Board Chair Fee	$110,000

(1)     The amounts shown in the table reflect annual fees. Actual compensation received by the directors for the period following the Separation until fiscal year end is shown in the 2022 Non-Employee Director Compensation table below.

Stock Ownership Guidelines

Our Stock Ownership Guidelines state that directors should hold meaningful equity ownership positions in MasterBrand. From time to time, our Board will assess the equity ownership requirements for Non-Employee Directors. The guideline for the level of MasterBrand stock ownership for Non-Employee Directors is set forth in the table below.

Role	Multiple of Annual Cash Retainer
Non-Employee Director	5x

Newly appointed directors have five years from the date of election or appointment to achieve the guidelines outlined above. To help facilitate this guideline, as described above, a significant portion of Non-Employee Director compensation is made in the form of company equity. The Nominating, Environmental, Social and Governance Committee reviews shareholdings annually to determine whether our directors are meeting the applicable requirements.

Mr. Banyard, our Chief Executive Officer, is subject to and is compliant with the stock ownership guidelines applicable to our executive officers, as more fully described in “Compensation Discussion and Analysis — Governance and Other Matters — Stock Ownership and Holding Guidelines” below.

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Non-Employee Director Compensation

2022 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows information regarding the compensation earned or paid during 2022 to Non-Employee Directors who served on our Board during the year. The amounts shown as fees earned or paid in cash in the table include compensation earned for services in 2022, which represent a prorated amount for service from the Separation on December 14, 2022 until the end of the fiscal year on December 25, 2022, that will be paid in 2023. Actual compensation received by the directors for the period following the Separation until fiscal year end is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David D. Petratis	$6,912	$—	$6,912
Ann Fritz Hackett	$3,792	$—	$3,792
Jeffery S. Perry	$3,792	$—	$3,792
Juliana L. Chugg	$3,288	$—	$3,288
Robert C. Crisci	$3,948	$—	$3,948

(1)     Following the Separation, the Compensation Committee approved a proration methodology applicable for 2022 for the annual $135,000 restricted stock unit award for non-employee directors (see Equity Retainer (Restricted Stock Units vesting after one year) in the Summary of Non-Employee Director Compensation above). The Compensation Committee approved an approach whereby the Equity Retainer will be prorated for the number of days of service in the year following the Separation. The Board and Compensation Committee expect to approve the specific Equity Retainer awards for 2022 at a future meeting in 2023; therefore, such amounts are not included in the chart above.

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Executive Officers

This section describes the experience and other attributes, as of April 24, 2023, of our executive officers other than Mr. Banyard, whose biography can be found in “Proposal No. 1: Election of Directors” above. All of our executive officers took their current positions upon consummation of the Separation in December 2022.

Andrea H. Simon – Executive Vice President and Chief Financial Officer

Andrea H. Simon, age 47, serves as our Executive Vice President and Chief Financial Officer. Ms. Simon has served as Executive Vice President and Chief Financial Officer of Fortune Brands’ Cabinets segment since September 2020. Prior to joining Fortune Brands’ Cabinets segment, from August 2019 to September 2020, Ms. Simon was the President of Weir Pressure Control North America of The Weir Group PLC (LON: WEIR) where she had responsibility for designing and executing a profitability turnaround plan of the company’s wellhead and valve business and served as the Vice President of Finance & IT of the Oil & Gas division of The Weir Group PLC from July 2014 to August 2019, where she had responsibility for finance, strategy, IT, real estate and global China sourcing for the Group’s global business. From June 2008 to June 2014, Ms. Simon served in a variety of other progressive positions throughout her time at The Weir Group PLC. Prior to joining The Weir Group PLC, Ms. Simon served as the Director of Internal Audit and Sarbanes-Oxley Compliance and then as the International Products Group Controller for Briggs & Stratton Corporation (former NYSE: BGG). Ms. Simon started her career performing business assurance services at Arthur Andersen, LLC. Ms. Simon holds a B.S. in Accounting and an M.B.A. from Marquette University.

Navi Grewal – Executive Vice President and Chief Digital and Technology Officer

Navi Grewal, age 49, serves as our Executive Vice President and Chief Digital and Technology Officer. Ms. Grewal has served as Executive Vice President and Chief Digital Officer of Fortune Brands’ Cabinets segment since October 2021. Prior to joining Fortune Brands’ Cabinets segment, from August 2019 to October 2021, Ms. Grewal was the Global Chief Information Officer and Vice President of Enterprise Customer Experience at DuPont Water and Protection, a division of DuPont de Nemours, Inc. (NYSE: DD), where she led the development of a multi-year strategic information technology strategy, including cross-functional information technology transformation and digital innovation initiatives. From June 2013 to August 2019, Ms. Grewal served as Senior Director of IT – Marketing, Sales and International at Church & Dwight Co., Inc. (NYSE: CHD), a manufacturer of household products, where she led the company’s IT digital transformation and marketing technology initiatives. Prior to joining Church & Dwight Co., Inc., Ms. Grewal held a variety of progressive IT positions over a period of ten years with Campbell Soup Company (NYSE: CPB). Ms. Grewal holds a Bachelors of Engineering from Dr. B R Ambedkar National Institute of Technology, Jalandhar, India and attended CIO Leadership Workshop from Columbia University.

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Executive Officers
Andrean R. Horton – Executive Vice President, Chief Legal Officer and Secretary

Andrean R. Horton, age 49, serves as our Executive Vice President, Chief Legal Officer and Secretary. Ms. Horton has served as Executive Vice President and Chief Legal Officer of Fortune Brands’ Cabinets segment since September 2022. Prior to joining Fortune Brands’ Cabinets segment, from September 2021 to August 2022, Ms. Horton was a Partner and Chief Legal Officer of Dealer Tire Holdings, LLC, an international distributor of tires and accessories, where she led the legal team and was responsible for the organization’s general and commercial legal matters. Prior to Ms. Horton’s time at Dealer Tire, she served as Executive Vice President, Chief Legal Officer and Secretary at Myers Industries, Inc. (NYSE: MYE) from October 2018 to June 2021 where she led the company’s legal department and also served as Interim President and Chief Executive Officer from October 2019 to April 2020 during a period of leadership transition. Prior to Ms. Horton’s time at Myers Industries, Inc., from December 2010 to August 2018, she worked at A. Schulman, Inc., a manufacturer and supplier of plastic compounds and resins (former NASDAQ: SHLM) where she held various positions in its legal department, including serving as Executive Vice President, Chief Legal Officer and Secretary from August 2016 to August 2018. Prior to that, Ms. Horton held various leadership roles, including Vice President, Legal and Regulatory Compliance with YRC Worldwide, Inc. and General Counsel & Corporate Secretary at The Bartech Group, Inc. Ms. Horton holds a B.A. in Political Science from the University of Michigan and a J.D. from Case Western Reserve University School of Law.

Bruce A. Kendrick – Executive Vice President and Chief Human Resources Officer

Bruce A. Kendrick, age 57, serves as our Executive Vice President and Chief Human Resources Officer. Mr. Kendrick has served as Executive Vice President of Human Resources of Fortune Brands’ Cabinets segment since March 2018. Prior to joining Fortune Brands’ Cabinets segment, from 2015 to March 2018, Mr. Kendrick was Vice President of Human Resources at ContiTech USA, Inc., a division of Continental AG, a manufacturer of highly engineered rubber, elastomer and technical solutions for industrial and automotive markets globally, where he had responsibility for human resources for the Americas region. Prior to Mr. Kendrick’s time at ContiTech USA, Inc., he held a variety of human resource leadership roles in companies such as Goodyear and Veyance Technologies. Mr. Kendrick holds a B.S. in Business Administration with a concentration in Human Resources from Nebraska Wesleyan University.

Martin S. Van Doren – Executive Vice President, Sales

Martin S. Van Doren, age 59, serves as our Executive Vice President, Sales. From September 2019 to May 2020, Mr. Van Doren served as Executive Vice President of Sales of Fortune Brands’ Cabinets segment and as Executive Vice President of Sales and Marketing Shared Services since May 2020. Mr. Van Doren commenced his employment with Fortune Brands’ Cabinets segment in 1997 and has held various leadership positions with Fortune Brands’ Cabinets segment including Executive Vice President of Sales – Dealer and Wholesale Channel (January 2009 to September 2019) and Executive Vice President – Builder Direct and Wholesale Channel (December 2006 to December 2008). Prior to Mr. Van Doren’s time at Fortune Brands’ Cabinets segment, he was Vice President of Sales with Baldwin Hardware and Territory Sales Representative for Stanley Hardware. Mr. Van Doren holds a B.S. in Business Management/Corporate Fitness from Western Illinois University.

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Executive Officers
Mark A. Young – Vice President and Chief Accounting Officer

Mark A. Young, age 46 serves as our Vice President and Chief Accounting Officer. Mr. Young has served as Vice President, Accounting of Fortune Brands’ Cabinets segment, MasterBrand Cabinets, LLC (“MBC LLC”), since June 2022. Prior to joining MBC LLC, from July 2019 to May 2022, Mr. Young was Vice President and Chief Accounting Officer of Cooper Tire & Rubber Company (former NYSE: CTB), where he had responsibility for SEC reporting and the global accounting function, and served as Director of External Reporting from February 2015 to July 2019 as the company’s principal accounting officer. From July 2010 to February 2015, Mr. Young served as Manager of Financial Accounting at Cooper Tire & Rubber Company. Prior to joining Cooper Tire & Rubber Company, Mr. Young worked for Ernst & Young LLP for 11 years, where he was Senior Manager for the two years prior to his departure. Mr. Young holds a bachelor’s degree in Accounting from the University of Toledo and is a Certified Public Accountant.

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Proposal No. 2: Advisory Resolution to Approve Executive Compensation of the Company’s Named Executive Officers

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading “Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking. The Company’s executive compensation program is strongly aligned with the long-term interests of shareholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2022.

The vote on this proposal is not intended to address any specific element of compensation. The vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

Accordingly, the Board of Directors and management ask shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

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Proposal No. 2

The date of the next “say on pay” advisory vote will depend on the results of the frequency vote set forth in Proposal No. 3 of this Proxy Statement.

Recommendation of the Board The Board unanimously recommends a vote “FOR” approval of the executive compensation of the Company’s named executive officers.

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Proposal No. 3: Advisory Resolution on the Frequency of the Shareholder Vote on the Executive Compensation of the Company’s Named Executive Officers

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, we seek your vote, on an advisory basis, on whether the say-on-pay vote should occur every one, two or three years. Shareholders may instead abstain from casting a vote on this proposal.

The Board asks that you support a frequency period of one year for future advisory shareholder votes on the compensation of the Company’s named executive officers. The Board has determined that an annual advisory vote on executive compensation will allow shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement for each Annual Meeting. Such vote is therefore consistent with the Company’s efforts to engage in a dialogue with shareholders on executive compensation and corporate governance matters. Shareholders may vote on their preferred voting frequency by choosing the option of one year, two years or three years, or may abstain from voting.

Shareholders are not voting to approve or disapprove the recommendation of the Board. Although the Board intends to carefully consider the voting results of this proposal, the vote is advisory and is not binding on the Company, the Board or Compensation Committee. The Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency preferred by shareholders.

Recommendation of the Board The Board unanimously recommends a vote “FOR” a frequency of one year to vote on the executive compensation of the Company’s named executive officers.

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Compensation Discussion and Analysis

On December 14, 2022 we became a standalone publicly-traded company after completing our Separation from our former parent, Fortune Brands. Each of our named executive officers (“NEOs”) were previously executives, and Mr. Banyard was a named executive officer, of Fortune Brands prior to the Separation and have continued with MasterBrand post-Separation. Prior to the Separation, MasterBrand operated as a business segment of Fortune Brands, and therefore our historical compensation strategy and program in 2022 was determined by the management and Compensation Committee of Fortune Brands’ Board of Directors (the “Fortune Brands Compensation Committee”). Since the Separation, MasterBrand’s Compensation Committee determines MasterBrand’s executive compensation strategy and program.

Our management team is comprised of individuals with diverse skillsets and backgrounds who were selected to drive our strategy. We believe the attributes of our management team are critical to our success and include:

●        Strong manufacturing backgrounds

●        Advantaged mix of industry veterans and experienced executives from adjacent industries

●        Experience driving business transformation, growth, and a diverse and winning culture

●        Diverse management team with women and racially and ethnically diverse individuals represented

●        Strong industry and market knowledge

MasterBrand’s Compensation Philosophy and Program

Upon completion of the Separation, the MasterBrand Compensation Committee established objectives and principles similar to the objectives and principles maintained by Fortune Brands, as described in this Compensation Discussion and Analysis.

MasterBrand’s compensation programs and practices are designed to pay for performance and to align management’s interests with those of the Company’s shareholders while attracting, motivating, and retaining superior talent to lead our Company. MasterBrand’s goal is to provide a total compensation package that is competitive with prevailing practices and allows for increased compensation when superior financial performance is achieved, while not encouraging unnecessary or excessive risk-taking that could adversely affect MasterBrand and its stakeholders.

This Compensation Discussion and Analysis is organized into two parts. The first section discusses decisions made by Fortune Brands before the Separation. The balance of this Compensation Discussion and Analysis discusses decisions made by MasterBrand after the Separation. Unless otherwise noted, all compensation tables reflect activity for the entire fiscal year; this historical information is provided to give context.

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Compensation Discussion and Analysis
•	R. David Banyard, Jr., President, Chief Executive Officer and Director
•	Andrea H. Simon, Executive Vice President and Chief Financial Officer
•	Navi Grewal, Executive Vice President and Chief Digital and Technology Officer
•	Bruce A. Kendrick, Executive Vice President and Chief Human Resources Officer
•	Martin S. Van Doren, Executive Vice President, Sales

2022 PERFORMANCE AND RESULTS

We delivered solid financial and operational performance in 2022, while successfully completing our Separation from Fortune Brands and continuing to operate in an uncertain environment. Performance highlights include:

●        Increased net sales by 15% year-on-year to $3.3 billion.

●        Net income was $155 million

●        Adjusted EBITDA* grew to $411 million

●        Generated over $235 million in cash from operating activities; greater than 150% of Net Income

This was accomplished as we maintained our industry leading safety record, with an OSHA recordable rate of 1.04 for the full year 2022.

*        - Refer to Appendix A for a definition of Non-GAAP measures referenced, and a reconciliation to comparable GAAP measures.

ESTABLISHING MASTERBRAND’s compensation programs

Prior to the Separation, Fortune Brands and MasterBrand leadership established a process to review, benchmark and update programs and compensation packages for MasterBrand executive officers post-Separation. The Fortune Brands Compensation Committee reviewed and approved the programs and compensation packages, subject to MasterBrand’s Board approval. As part of the Separation, Ms. Hackett and Mr. Perry, who were members of the Fortune Brands Board of Directors prior to the Separation, were selected to join MasterBrand’s Board of Directors. This provided for an effective transition because Ms. Hackett was a member of Fortune Brands Compensation Committee and Mr. Perry attended Compensation Committee meetings related to Separation topics. Additionally, MasterBrand’s Compensation Committee chose to engage with Willis Towers Watson (“WTW”), the same firm that provided compensation consulting support to the Fortune Brands Compensation Committee. The programs and compensation packages approved by the Fortune Brands Compensation

37

Compensation Discussion and Analysis

Committee were reviewed by MasterBrand’s Board of Directors before the Separation and ratified and approved by MasterBrand’s Board of Directors upon the Separation. In this discussion, the Cabinets segment refers to the reporting segment of Fortune Brands prior to the Separation that is now MasterBrand.

Pre-Separation compensation Decisions

This section focuses on compensation decisions made by Fortune Brands for the majority of 2022 prior to the Separation. The Fortune Brands Compensation Committee was directly responsible for setting the compensation, incentive goals, and awards for Mr. Banyard, because he was a named executive officer of Fortune Brands prior to the Separation. MasterBrand’s other current NEOs were not named executive officers at Fortune Brands and therefore Fortune Brands management was directly responsible for making compensation decisions for these officers prior to the Separation.

Process for Determining Compensation for Mr. Banyard

In determining 2022 compensation for Mr. Banyard for the portion of the year prior to the Separation, Fortune Brands’ Chief Executive Officer, Mr. Nicholas Fink, reviewed Mr. Banyard’s performance with the Fortune Brands Compensation Committee and made recommendations regarding compensation levels, which the Fortune Brands Compensation Committee approved. Mr. Fink’s recommendations were based upon his day-to-day interactions with Mr. Banyard, such as individual job performance, experience, retention concerns, and revenue-adjusted compensation market data for a Division President provided by WTW. When setting Mr. Banyard’s compensation, the Fortune Brands Compensation Committee combined Mr. Fink’s recommendations with objective factors, such as the Cabinets segment operating performance, compensation market data from WTW, and the Committee members’ own knowledge and experience in working with Mr. Banyard.

Process for Determining Compensation for the NEOs other than Mr. Banyard

In determining 2022 compensation for the other MasterBrand NEOs (who at that time were not NEOs of Fortune Brands) for the portion of the year prior to the Separation, Mr. Banyard reviewed each individual’s performance and made recommendations to the management of Fortune Brands regarding compensation levels, which were approved. The recommendations of Mr. Banyard took into account individual considerations based upon his day-to-day interactions with each individual, such as job performance, experience, retention concerns, and ability to impact future results for the business, as well as revenue-adjusted general industry compensation market data. When setting compensation levels for these officers prior to the Separation, Fortune Brands management combined this information with objective factors, such as the Cabinets segment operating performance, industry-wide benchmarking data and their own knowledge and experience in working with these individuals.

Compensation Peer Group and Market Data

Prior to the Separation, the Fortune Brands Compensation Committee used compensation data from a group of similarly sized peer companies (the “Fortune Brands Peer Group”) to evaluate compensation arrangements for Fortune Brands’ named executive officers, including Mr. Banyard. With the help of the Fortune Brands Compensation Committee’s consultant (WTW), each year the Fortune Brands

38

Compensation Discussion and Analysis

Compensation Committee reviewed the Fortune Brands Peer Group and decided whether any changes should be made. As recommended by WTW, the Fortune Brands Compensation Committee used the following peer group to make 2022 compensation decisions:

Fortune Brands 2022 Peer Group
• Allegion plc	• Lennox International Inc.	• RPM International Inc.
• A.O. Smith Corporation	• Masco Corporation	• The Sherwin-Williams Company
• Ball Corp.	• Mohawk Industries, Inc.	• Snap-On Inc.
• Borgwarner Inc.	• Newell Brands Inc.	• Stanley Black & Decker, Inc.
• Dover Corp.	• Owen Corning Inc.	• Trane Technologies, Inc.
• JELD-WEN Holding, Inc.	• Parker-Hannifin Corp.	• Whirlpool Corporation
• Leggett & Platt, Incorporated	• Pentair plc

Base Salary

Base salaries provide a fixed level of cash compensation and are paid to attract and retain our NEOs. Fortune Brands typically adjusted base salaries based on merit in March of each year, as is shown below for 2022. Each of MasterBrand’s NEO’s base salary prior to the Separation is shown below and was set by the Fortune Brands Compensation Committee or management, as applicable, at a level designed to be appropriate and commensurate with each individual’s position, experience and performance. Below are the 2022 annual base salaries for each MasterBrand NEO before the Separation.

Named Executive Officer	2022 Pre-Merit Adjustment Prior to Mar. 27	2022 Pre-Separation Mar. 27 – Dec. 13
R. David Banyard, Jr.	$740,000	$755,000
Andrea H. Simon	$410,000	$422,300
Navi Grewal	$410,000	$410,000
Bruce A. Kendrick	$321,338	$331,000
Martin S. Van Doren	$390,000	$397,800

(1)     Increase effective on February 28, 2022.

(2)     Ms. Grewal’s salary did not increase pre-Separation because she was hired on October 4, 2021.

Annual Cash Incentive

Awards granted under the MasterBrand Cabinets, Inc. Annual Cash Incentive Plan (the “Annual Cash Incentive Plan”) are provided to reinforce a pay for performance culture as the payment is based on our financial and operational results. Prior to the Separation, the Fortune Brands Compensation Committee or Fortune Brands management, as applicable, set a percentage of MasterBrand NEO’s base salary, at a level designed to be appropriate and commensurate with the individual’s position, to determine the incentive awards payout at 100% of target. The target incentive award percentages of base salary in 2022 before the Separation for our NEOs were as follows:

Named Executive Officer	2022 Pre-Separation
R. David Banyard, Jr.	85%
Andrea H. Simon	55%
Navi Grewal	55%
Bruce A. Kendrick	50%
Martin S. Van Doren	55%
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Compensation Discussion and Analysis

For 2022, the potential incentive award payouts were based on the achievement of the performance goals and could range from 0% to 200% of target. These amounts are reflected in the Non-Equity Incentive Compensation Column in our Summary Compensation Table. To establish challenging performance goals under the Annual Cash Incentive Plan for 2022, the Fortune Brands Compensation Committee reviewed the target performance goals and 2021 performance, and the 2022 expected growth rate in the home products market, Fortune Brands’ company-wide and business segments’ three year operating plans and key assumptions relating to share gains, pricing, material inflation and productivity.

The Fortune Brands Compensation Committee then set a minimum, target, and maximum goal under the Fortune Brands Annual Executive Incentive Plan. As discussed below in “MasterBrand’s Compensation Programs (Post Separation),” the Fortune Brands Compensation Committee set the performance measures and after the Separation the MasterBrand Compensation Committee then approved the same measures and goals for 2022 under the Annual Cash Incentive Plan.

In setting the 2022 performance measures, the Fortune Brands Compensation Committee and management selected performance measures for the 2022 incentive awards with the intent of focusing executives on maximizing profitability for the Cabinets segment. As discussed below in “MasterBrand’s Compensation Programs (Post Separation),” following the Separation, our Compensation Committee reaffirmed these objectives for our NEOs for the remainder of 2022. The discussion below in “MasterBrand’s Compensation Programs (Post Separation)” sets forth a table describing goals, attainment, and payout percentages.

The amounts actually paid to each NEO at the end of 2022 were calculated on a prorated basis reflecting the incentive award percentages applicable pre-Separation and new incentive award percentages (described on page 39 of this report) applicable post-Separation. The following table sets forth the minimum (0% payout), target (100% payout), and maximum (200% payout) financial performance measures, the actual performance results, the percentage payout, and the amount paid to each NEO for the 2022 awards.

2022 Annual Cash Incentive Performance Goals and Results
Performance and Goals(1)				Results and Awards
Performance and Weighting Metric	Minimum Performance Measure	Target Performance Measure	Maximum Performance Measure	Actual Performance(2)	% of Payout
OI(60%)	$275.7	$344.7	$413.6	$376.4
OM(20%)	10.1%	11.5%	12.6%	11.5%	93.1%
WCE(3)(20%)	14.0%	12.7%	11.6%	14.7%

(1)     Operating income (“OI”) minimum, target and maximum performance measures and actual performance results are shown in millions.

(2)     OI and operating margin (“OM”) before charges/gains actual performance were adjusted to exclude the effect of currency fluctuations.

(3)     Working Capital Efficiency (“WCE”) is the 13-month rolling average of net working capital (accounts receivable and inventory less accounts payable) divided by 12-month cumulative net sales.

Named Executive Officer	2022 Cash Incentive Paid
R. David Banyard, Jr.	$623,100
Andrea H. Simon	$221,644
Navi Grewal	$212,259
Bruce A. Kendrick	$158,327
Martin S. Van Doren	$204,993
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Compensation Discussion and Analysis

Long-Term Equity Awards

The Fortune Brands Compensation Committee set a total target equity award value and determined the types of equity to award. The 2022 annual equity award, made on February 28, 2022, for our NEOs consisted of 50% performance share awards (“PSAs”), 25% restricted stock units (“RSUs”) and 25% stock options.

Performance Share Awards:    PSAs awarded in 2022 were scheduled to be settled in shares of Fortune Brands’ common stock based on EBITDA (weighted 75%) and return on invested capital (“ROIC”) (weighted 25%) for the three-year performance period from January 1, 2022 to December 31, 2024. Payouts could have ranged from 0% to 200% of the target award based on performance. If the minimum performance threshold was not achieved, none of the PSAs would vest.

Restricted Stock Units:    RSUs granted vest in three equal annual installments beginning one year after the award, assuming continuous employment through each annual vesting date. RSUs serve as a long-term retention tool in a cyclical business because the NEO must remain employed through each of the three annual vesting dates to receive all of the shares.

Stock options:    The 2022 stock options vest in three equal annual installments beginning one year after the award, assuming continuous employment through each vesting date, and expire ten years from the grant date. The stock options allow a NEO to purchase a specific number of shares of stock at a fixed price (i.e., the share price set on the grant date).

In setting 2022 target annual equity award values, the Fortune Brands Compensation Committee or management, as applicable, considered competitive market data, and individual performance. Below are target annual equity award values, allocated as indicated above, prior to the Separation for 2022 for each of our NEOs:

Named Executive Officer	2022 Target Equity Award Value
R. David Banyard, Jr.	$2,225,000
Andrea H. Simon	$330,000
Navi Grewal	$300,000
Bruce A. Kendrick	$240,000
Martin S. Van Doren	$330,000

Conversion of Fortune Brands Equity at Separation

The Fortune Brands Compensation Committee approved the methodology to convert all outstanding Fortune Brands equity awards held by Masterbrand associates, including our NEOs, at the Separation. Each outstanding RSU and stock option was converted into RSUs and stock options of MasterBrand in a manner intended to preserve the value of the awards prior to the Separation. The original award terms and vesting schedules were preserved and vesting was not accelerated.

All unvested PSAs were converted into time-based RSUs based on projected performance results calculated based on actual performance from the beginning of the applicable performance period through the end of the fiscal quarter immediately preceding the Separation (or September 30, 2022) and expected performance through the remainder of the applicable performance period had the Separation not occurred. This treatment best-reflected performance since financial results are not able to be determined post-Separation. Each PSA was converted into an RSU which will vest in accordance with the original vesting schedule.

41

Compensation Discussion and Analysis

At the time of the Separation, there were three outstanding PSA performance cycles: 2020-2022, 2021-2023 and 2022-2024. The PSA performance achievement approved by the Fortune Brands Compensation Committee based on performance through September 30, 2022, and projected performance through the end of each performance period for each outstanding performance cycle was:

Performance Cycle	Approved Achievement
2020 – 2022	200%
2021 – 2023	200%
2022 – 2024	82%

2020-2022 Performance Share Awards Payout

In 2020, the Fortune Brands Compensation Committee awarded our participating NEOs with PSAs for the performance period from 2020 through 2022. As previously discussed, the 2020-2022 PSAs were converted to RSUs in connection with the Separation. At the conclusion of the 2020-2022 performance period, post Separation, the participating NEOs received the following number of shares of MasterBrand Common stock based on the original vesting schedule:

Named Executive Officer	RSUs Earned
R. David Banyard, Jr.	234,257
Bruce A. Kendrick	24,602
Martin S. Van Doren	38,075

MasterBrand’s compensation programs (post separation)

Philosophy of the Executive Compensation Program

MasterBrand’s executive compensation program is designed to reward NEOs for the achievement of both short-term and long-term strategic and operational goals that lead to the creation of sustainable long-term value creation. The executive compensation program is designed to:

Our Compensation Committee’s Purpose and Duties

The purpose of our Compensation Committee is to carry out the responsibilities of our Board of Directors relating to the compensation of our NEOs and other executive officers. Our Compensation Committee’s goal is to compensate our executives in a manner that is consistent with competitive practices, our company and individual performance, and applicable legal requirements. Our Compensation Committee is also responsible for developing our compensation principles and philosophy.

Our Compensation Committee’s Use of an Outside Consultant

Our Compensation Committee directly retains a nationally recognized firm, Willis Towers Watson (“WTW”), as its independent compensation consultant, to provide advice and recommendations on the amount and form of compensation provided to executives, as well as compensation policies, risk assessment and market trends.

42

Compensation Discussion and Analysis

Process for Determining Compensation for Mr. Banyard

WTW conducted a compensation assessment for Mr. Banyard and presented the assessment to the Fortune Brands Compensation Committee. To facilitate our transition to a standalone publicly-traded company, the Fortune Brands Compensation Committee considered the compensation assessment for Mr. Banyard’s expanded role as President and Chief Executive Officer of the standalone publicly-traded company, as well as Mr. Banyard’s experience, retention concerns, past performance, and his ability to impact MasterBrand’s future results, then made a determination for his post-Separation compensation arrangement, subject to MasterBrand’s Board of Directors approval. Our Board of Directors reviewed the Fortune Brands Compensation Committee approval and supporting analysis prior to the Separation and ratified the approval in connection with the Separation.

Process for Determining Compensation for the NEOs other than Mr. Banyard

WTW also conducted a compensation assessment for each MasterBrand NEO that considered any changes to their position in the standalone publicly-traded company and presented the assessment to Mr. Banyard and the Fortune Brands Compensation Committee. In addition to the compensation assessment, Mr. Banyard took into account considerations based upon his day-to-day interactions with each NEO, such as past performance, public company and relevant role experience, retention concerns, and ability to impact future results for MasterBrand. To facilitate our transition to a standalone publicly-traded company, Mr. Banyard made a recommendation to Fortune Brands Compensation Committee regarding each MasterBrand NEO’s compensation arrangement post-Separation. The Fortune Brands Compensation Committee approved the post-Separation compensation arrangements. Our Board of Directors reviewed the Fortune Brands approval and supporting analysis prior to the Separation and ratified the approval in connection with the Separation.

Process for Benchmarking Compensation

Our Compensation Committee believes that compensation decisions are complex and require a deliberate review of company performance, market compensation levels, experience and impact of individual executives and individual performance. All forms of compensation were reviewed using tools such as market data to review the value delivered by each component of compensation. When evaluating total target compensation, the Compensation Committee strived to set NEO compensation around the 50th percentile of the market data. The Compensation Committee may, however, determine that it is appropriate for total target compensation or any element of compensation to exceed or fall below the 50th percentile of the market data for a NEO. The factors that might influence the amount of compensation awarded include market competition for a particular position, the strategic importance of the position, retention considerations, an individual’s performance, possession of a unique skill or knowledge set, proven leadership capabilities, and internal pay equity.

WTW established a methodology for MasterBrand to screen companies for inclusion into our peer group. The methodology considers companies within MasterBrand’s industry and adjacent industries that have similar revenue and market capitalization as MasterBrand as a standalone publicly-traded company. WTW and MasterBrand’s management recommended that a peer group (the “MasterBrand Peer Group”)

43

Compensation Discussion and Analysis

be adopted. The Fortune Brands Compensation Committee approved the MasterBrand Peer Group to evaluate 2023 compensation arrangements for our NEOs and our Compensation Committee ratified, approved, and adopted the MasterBrand Peer Group, which is set forth below:

MasterBrand Peer Group
• American Woodmark Corporation • The AZEK Company Inc. • Carlisle Companies Incorporated • Griffon Corporation • HNI Corporation • James Hardie Industries plc • JELD-WEN Holding, Inc.	• La-Z-Boy Incorporated • Leggett & Platt, Incorporated • Lennox International Inc. • Masco Corporation • Masonite International Corporation • MillerKnoll, Inc. • Patrick Industries, Inc.	• PGT Innovations, Inc. • RH • Sleep Number Corporation • Steelcase Inc. • Tempur Sealy International, Inc.

Compensation Practices Following the Separation

In addition to the strong alignment of pay with our performance, we maintain sound governance practices, including the following:

What We Do	What We Do Not Do

✔  Balance short- and long-term strategic objectives and directly link compensation to shareholder value

✔  Awards under the Annual Cash Incentive Plan and PSA payouts are capped at 200% of target

✔  Compensation Committee has discretion to adjust downward (but not upward) any performance-based equity award payout

✔  Severance benefits are payable upon a change in control only if there is also a qualifying termination of employment. Our equity award agreements also include double-trigger provisions

✔  Recover all or part of awards under the Annual Cash Incentive Plan and equity incentive compensation under certain circumstances

✔  Robust stock ownership guidelines for NEOs and senior management

✔  Regular shareholder engagement to obtain feedback on executive compensation and other matters

✔  Independent compensation consultant advises the Compensation Committee on executive compensation matters

✔  Compensation Committee meets in Executive Session without Management present

✘  No employment agreements with any NEO

✘  No hedging or pledging of our securities by any NEO

✘  No single trigger change in control vesting or payments

✘  No repricing of stock options without shareholder approval

✘  No significant perquisites or supplemental benefits*

✘  No dividends paid on equity awards until vesting

*        NEOs are afforded the opportunity to receive annual executive physicals.

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Compensation Discussion and Analysis

Role of Shareholders

At the 2023 Annual Meeting, shareholders will be provided an opportunity to cast an advisory vote on the compensation of NEOs and the frequency at which shareholders prefer to hold such votes at future meetings. We recommend an annual advisory vote frequency.

We are committed to engaging with our shareholders on various corporate governance topics, including ESG matters, executive compensation, and related trends. Our Compensation Committee intends to consider the feedback we receive during these discussions, as well as the results of say-on-pay votes, when reviewing our executive compensation program. For more information about our shareholder engagement efforts, see “Corporate Governance — Shareholder Outreach” above.

2022 NEO COMPENSATION

Types and Amounts of NEO Compensation Awarded in 2022

The Company’s compensation programs and practices are designed to pay for performance and to align management’s interests with those of the Company’s shareholders while attracting, motivating and retaining superior talent to lead our Company. The Compensation Committee believes that our compensation program incentivizes high performance by providing a significant amount of compensation as “at-risk”, utilizing both short-term and long-term incentives tied to Company performance and balancing fixed (base salary) and variable (cash and equity) compensation. The material components of our 2022 executive compensation program are summarized in the following chart:

Base Salary	• Fixed level of cash compensation designed to attract and retain talent
Annual Cash Incentives	• Variable cash compensation designed to recognize annual financial and operating performance
Long-Term Equity Awards	• Variable stock compensation is composed of two equity vehicles, each designed to focus management on delivering long-term shareholder value.

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Compensation Discussion and Analysis

Base Salary

Base salaries provide a fixed level of cash compensation and are paid to attract and retain our NEOs. Each NEO’s base salary shown below was set by the MasterBrand Compensation Committee at a level designed to be appropriate and commensurate with the NEO’s post-Separation position, relevant experience, and performance. Below are the annual base salaries, effective on the Separation date of December 14, 2022, for each NEO:

Named Executive Officer	2022 Post-Separation Base Salary
R. David Banyard, Jr.	$1,000,000
Andrea H. Simon	$500,000
Navi Grewal	$460,000
Bruce A. Kendrick	$430,000
Martin S. Van Doren	$411,840

Annual Cash Incentive

As previously discussed, awards under our Annual Cash Incentive Plan are provided to reinforce a pay for performance culture as the payment is based on our financial and operational results. The target percentages are set for each NEO at a level designed to be appropriate and commensurate with the NEO’s position post-Separation based on the market assessment. The percentages post-separation for our NEOs were as follows:

Named Executive Officer	2022 Post Separation Target % of Salary
R. David Banyard, Jr.	120%
Andrea H. Simon	70%
Navi Grewal	60%
Bruce A. Kendrick	60%
Martin S. Van Doren	60%

For 2023, our Compensation Committee determined that Annual Cash Incentive Plan design will have two measures: Adjusted Earnings per Share (weighted 50%) and Adjusted Free Cash Flow as a percent of Net Sales (weighted 50%). These metrics were selected to instill focus on earnings and cash flow to service debt and deliver value to shareholders in the near term. Our Annual Cash Incentive Plan will continue the practice of setting minimum, target and maximum goals. We established a rigorous goal-setting process to establish challenging performance goals under the Annual Cash Incentive Plan, including statistical analysis as recommended by WTW as a best practice. The Compensation Committee reviewed the target performance goals and actual results for prior years, as well as the expected growth rate in the home products market, the Company’s three-year operating plan, and key assumptions relating to share gains, pricing, material inflation, and productivity.

Long-Term Equity Awards

Our Compensation Committee believes that equity compensation reinforces a pay for performance culture and aligns the interests of management with those of its shareholders. The Long-Term Equity Award portion of the pre-Separation section of this report discusses the conversion methodology approved by the Fortune Brands Compensation Committee and ratified by our Compensation Committee.

46

Compensation Discussion and Analysis

Our Compensation Committee determined for 2023, the total long-term incentive grant value will be allocated 50% in Restricted Stock Units and 50% in Performance Share Awards to align our long-term incentive mix with the view of having a significant portion of compensation “at-risk” and to have management aligned to drive value for shareholders. The 2023-2025 Performance Share Awards will be determined using a weighting of 50% 3-year cumulative Adjusted EBITDA and the remaining 50% on 3-year average adjusted ROIC to emphasize the importance of delivering earnings and return on the capital already employed, both of which align with our strategy. We established a rigorous goal setting process to establish challenging performance goals under the Performance Share Award program. The Compensation Committee reviewed the expected growth rate in the home products market, the Company’s three-year operating plan, and key assumptions relating to share gains, pricing, material inflation, and productivity.

One-Time Equity Grants in Connection with the Separation

In connection with the Separation, our Compensation Committee approved a one-time grant of restricted stock units to NEOs. This grant is not considered part of the NEOs’ ongoing annual long-term incentive grant and is an approach commonly used in spin-off transactions. We believe this grant further aligns the executive’s interest with our shareholders and serves to retain key executives during the initial years as a standalone company.

Named Executive Officer	Grant Date Fair Value(1)
R. David Banyard, Jr.	$3,800,000
Andrea H. Simon	$1,400,000
Navi Grewal	$750,000
Bruce A. Kendrick	$750,000
Martin S. Van Doren	$750,000

(1)     The grant date was December 15, 2022.

(2)     The vesting schedule of this grant is generally 50% on the second anniversary of the Separation and 50% on the third anniversary of the Separation.

OTHER BENEFITS POST SEPARATION

Retirement

Associates of MasterBrand, including the NEOs, are generally eligible for retirement benefits through the MasterBrand, Inc. Retirement Savings Plan (the “Qualified Savings Plan”) for salaried associates, a tax-qualified defined contribution 401(k) plan. We believe that the Qualified Savings Plan’s benefits are consistent with competitive pay practices and are an important element in attracting and retaining talent in a competitive market.

MasterBrand froze its pension plan benefit accruals in December 2016 and, as a result, none of the MasterBrand NEOs are entitled to a benefit under these plans, with the exception of Mr. Van Doren. Mr. Van Doren retains an accumulated pension benefit that accrued from the start of his employment in 1997 through the date when the plan was frozen in 2016 under the MasterBrand Cabinets, Inc. Pension Plan (“MBCI Plan”) and a supplemental pension benefit under the MasterBrand Cabinets, Inc. Supplemental Retirement Plan (“MBCI SERP”).

Perquisites

MasterBrand has a limited number of perquisites available to our NEOs. The NEOs participate in the MasterBrand executive physical program, which provides for annual medical examinations. Mr. Banyard is provided limited use of Company aircraft. Mr. Banyard incurs taxable income, calculated in accordance with the Standard Industry Fare Level rates for all personal use of our corporate aircraft. We do not

47

Compensation Discussion and Analysis

gross-up any income owed for personal travel on our corporate aircraft. The NEOs also participate in broad-based plans, which are generally available to associates such as company product purchase programs. These perquisites are reflected in our Summary Compensation Table.

Severance and Change in Control Agreements

Our Compensation Committee approved a form of severance and change in control agreement (a “Severance Agreement”) for the NEOs of MasterBrand following the Separation. These agreements provide severance benefits in the event the executive’s employment is terminated either by MasterBrand for reasons other than disability or cause, or by the executive for good reason.

All of the Severance Agreements contain “double-trigger” change in control provisions, which means that there must be both a change in control of the Company (or applicable business) and a qualifying termination of employment (i.e., termination by the Company without “cause” or by the NEO for “good reason”) before any enhanced benefits can be paid following a change in control. The NEOs are not entitled to any tax gross ups under the Severance Agreements, including those related to the change-in-control related excise taxes imposed under the Internal Revenue Code of 1986, as amended (the “Code”).

For the CEO, the severance pay consists of a severance amount equal to 24 months of base pay plus 2x the target annual bonus for the year in which the termination occurs. This severance amount is enhanced for a change in control to 36 months of base pay plus 3x the target annual bonus amount for the year in which the termination occurs.

For all other NEOs, the severance pay consists of a severance amount equal to 12 months of base pay plus the target bonus amount for the year in which the termination occurs. This severance amount is enhanced for a change in control to 24 months of base pay plus 2x the target annual bonus amount for the year in which the termination occurs.

In addition, all NEOs, including Mr. Banyard, receive an additional period of coverage under the health, life and accident insurance plans consistent with the amount of severance benefit, 12 months of outplacement benefits, and any company match to the 401(k) plan in an amount equal to what would have been contributed for 24 months for Mr. Banyard or 12 months for the other NEOs, if not within 24 months following a change in control, or 36 months for Mr. Banyard or 24 months for the other NEOs, if within 24 months following a change in control. The Annual Cash Incentive Plan provides for a prorated bonus payment calculated on actual performance levels achieved and the amount of time worked during the performance period.

These agreements require NEOs to sign a release of legal claims against MasterBrand in order to receive any severance payments. The agreements provide that severance benefits may be reduced to the extent necessary to avoid the imposition of an excise tax under Code Section 280G (but only if the reduced amount would be greater than the net after-tax amount of severance benefits, taking into account payment of the excise tax by the executive). The agreements contain various restrictive covenants, including a 12-month non-competition restriction for terminations that do not occur within 24 months following a change in control and a 12-month non-solicitation provision.

Please refer to the “2022 Potential Payments Upon Termination or Change in Control” table on page 59 below for further details regarding the Severance Agreements.

GOVERNANCE AND OTHER MATTERS

Employment Agreements

We do not have employment agreements with any of the NEOs. We do not provide excise tax payments, reimbursements, or gross-ups to any of the NEOs.

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Compensation Discussion and Analysis

Stock Ownership and Holding Guidelines

Our Board has adopted stock ownership guidelines for our management personnel, which are designed to further promote long-term shareholder value creation and help ensure our management personnel remain focused on both short- and long-term objectives. The guideline for the level of MasterBrand stock ownership is a multiple of the dollar amount of the annual base salary set forth opposite each person’s title in the table below.

Position	Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer	3x
Executive Vice President	3x
Senior Vice President	1x
Vice President	1x

Newly appointed executives have five years from the date of appointment to achieve the guidelines outlined above. For the purpose of determining Company stock ownership of a particular executive, shares that count towards the satisfaction of the guidelines include:

●        Shares owned outright by the executive, the executive’s spouse, any children (defined as children under age 22 still dependent upon parents) sharing the same home as the executive and any trust in which the executive or the executive’s spouse is a trustee with voting and investment power

●        Restricted Stock and Restricted Stock Units (RSUs) not yet vested

●        Shares held in our 401(k) plan

●        Shares held in our nonqualified deferred compensation plan

Until the ownership level is met, executives are required to hold 50% of the net shares received from the vesting of Restricted Stock Unit or Performance Share awards. Net shares are shares that remain after shares are sold or withheld by the Company to pay withholding taxes and other transaction costs.

Insider Trading Policy

We have adopted an Insider Trading and Stock Trading/Reporting Policy (the “Insider Trading Policy”) to prohibit all of our and our subsidiaries’ respective associates, officers and directors, as well as their respective family members, from trading MasterBrand securities while in possession of material nonpublic information.

Our Insider Trading Policy also prohibits our directors, executive officers, persons who hold positions at the Vice President level or higher, or with respect to Finance and Accounting teams, persons who are Director-level or higher (“Restricted Persons”) from engaging in hedging and pledging transactions. Restricted Persons may not pledge MasterBrand stock (whether held directly or indirectly, in a margin account, or as collateral for a loan) or engage in hedging transactions (including puts, calls, prepaid variable forward contracts, equity swaps, collars or any other derivative instrument that is designed to offset any decrease or increase in market value) of MasterBrand stock.

Executive Compensation Recovery Policy

All of our incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, as a newly standalone publicly-traded company and in consideration of anticipated SEC regulations, the Compensation Committee intends to adopt an executive compensation recovery policy that reflects SEC regulations and gives the Compensation Committee broad discretion to recover incentive payouts from our NEOs, including, but not limited to, in the event MasterBrand has to restate all or a portion of its financial statements.

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Compensation Discussion and Analysis

Tax Deductibility of Compensation Expense

In structuring our executive compensation programs, the Compensation Committee takes into account the impact of various tax and accounting rules. Compensation paid to any of our covered associates in excess of $1 million per taxable year will not be deductible unless, among other requirements, it is intended to qualify, and is eligible to qualify, as Section 162(m) performance-based compensation pursuant to certain transition relief provided by the Tax Cuts and Jobs Act, which repealed the Section 162(m) performance-based compensation exception. No assurance can be given that any compensation paid will be eligible for such transition relief. The Compensation Committee intends to continue to compensate our named executive officers in a manner consistent with the best interests of our company and its shareholders. The Compensation Committee also considers the impact of Section 409A, and in general, our executive plans and programs are designed to comply with the requirements of that section to avoid the possible adverse tax consequences that may arise from non-compliance.

Compensation Risk Oversight

We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. WTW conducted an annual compensation risk assessment for Fortune Brands in 2022. The assessment did not identify any material risks from the executive compensation programs or broad based compensation programs. In 2023, the Compensation Committee, in collaboration with its independent compensation consultant, WTW, will conduct a compensation risk assessment of our executive compensation programs. The Company utilizes the following risk-mitigating design features:

●        Multiple and diverse performance metrics in incentive plans;

●        Upside on payout potential is capped for both short-term and long-term incentives;

●        Multiple long-term incentive vehicles, with PSA that have overlapping three-year performance cycles;

●        The majority of an individual’s total compensation mix is not derived from a single component of compensation; and

●        Stock ownership guidelines and a policy prohibiting hedging and pledging of Company stock.

As described in this Proxy Statement, compensation decisions are made using a combination of objective and subjective considerations designed to mitigate excessive risk taking by executives.

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Compensation Discussion and Analysis

Compensation Committee Report

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of MasterBrand under the Securities Act or the Exchange Act, this section entitled “Compensation Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

The Compensation Committee is primarily responsible for reviewing, approving and overseeing MasterBrand’s compensation plans and practices, and works with management and the Committee’s independent compensation consultant to establish MasterBrand’s compensation philosophy and programs. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be incorporated by reference into MasterBrand’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022 and included in this Proxy Statement.

Respectfully submitted,
Ann Fritz Hackett (Chair) Juliana L. Chugg Jeffery S. Perry

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Executive Compensation Tables

The following table summarizes compensation awarded to, earned by and/or paid to our NEOs during 2022, 2021 and 2020, as applicable. The compensation awarded to, earned by and/or paid during fiscal years 2020 and 2021, and during the period in fiscal year 2022 prior to the Separation were paid or granted by our former parent, Fortune Brands, for each individual’s service as an executive at Fortune Brands.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
	A	B	C	D	E	F	G	H	I
R. David Banyard, Jr.	2022	754,943	—	4,926,079	449,168	623,100	—	21,773	6,775,063
Chief Executive Officer	2021	736,154	—	2,050,526	398,392	460,576	—	19,700	3,665,348
	2020	720,000	—	2,586,293	924,362	471,744	—	17,142	4,719,541
Andrea H. Simon	2022	419,885	15,000	1,567,049	66,607	221,644	—	19,141	2,309,326
Executive Vice President and Chief Financial Officer	2021	410,000	—	320,726	61,139	159,490	—	18,384	969,740
	2020	110,385	150,000	281,530	—	58,793	—	6,185	606,893
Navi Grewal	2022	410,577	—	901,773	60,554	212,259	—	15,115	1,600,278
Executive Vice President and Chief Digital and Technology Officer	2021	86,731	200,000	231,258	—	38,889	—	3,489	560,368
Bruce A. Kendrick	2022	329,541	—	871,503	48,446	158,327	—	26,360	1,434,177
Executive Vice President and Chief Human Resources Officer	2021	320,805	—	204,137	38,903	112,500	—	43,198	719,542
	2020	307,500	—	425,323	77,606	118,449	—	35,268	964,146
Martin S. Van Doren	2022	395,862	—	917,052	66,607	204,993	—	31,966	1,616,480
Executive Vice President, Sales	2021	389,423	—	316,340	60,228	151,710	—	31,478	949,179
	2020	375,000	—	564,348	107,154	180,563	120,000	31,979	1,379,044

(1)     Salary:    Base salaries shown for all NEOs represent the actual amount paid during the year.

(2)     Bonus:    The amount listed in this column for Ms. Grewal represents a cash sign-on bonus paid to Ms. Grewal in connection with her commencement of employment with the Company. The cash sign-on bonus is subject to 100% repayment in the event Ms. Grewal resigns or is terminated for cause within 12 months of her start date and 50% repayment if Ms. Grewal resigns or is terminated for cause between the 12-month and two year anniversary of her start date. The amount listed in this column for Ms. Simon for 2022 is a cash bonus paid under Fortune Brands’ recognition program. In connection with the Separation, this program was discontinued under MasterBrand for NEOs. The amount listed in this column for Ms. Simon for 2020 represents a cash sign-on bonus paid to Ms. Simon in connection with her commencement of employment with the Company. The cash sign-on bonus is subject to 100% repayment in the event Ms. Simon resigns or is terminated for cause within 12 months of her start date and 50% repayment if Ms. Simon resigns or is terminated for cause between the 12-month and two year anniversary of her start date.

(3)     Stock Awards:    The amounts listed in this column represent the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for RSUs and PSAs granted, which represent MasterBrand RSUs that were converted from Fortune Brands PSAs and RSUs in connection with the Separation, including adjustments made to preserve the fair value of such awards. Amounts also include the incremental fair value associated with the conversion of Fortune Brands PSA and RSU awards into MasterBrand RSU awards. For assumptions used in determining these values, see Note 17 to the consolidated financial statements of MasterBrand contained in MasterBrand’s Form 10-K for the year ended December 25, 2022 (the “MasterBrand Form 10-K”).
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Executive Compensation Tables

The amounts included in this column resulting from PSAs that were converted into MasterBrand RSUs in the Separation were originally granted as follows: assuming the highest level of performance is achieved, the maximum grant date fair value for the PSAs granted during 2022 would be: $2,225,062 for Mr. Banyard; $330,062 for Ms. Simon; $299,930 for Ms. Grewal; $240,014 for Mr. Kendrick; and $330,062 for Mr. Van Doren. At the Separation, these PSAs were converted into RSUs at a performance achievement level of 82% based on performance and projected performance through the remainder of the performance period, so maximum payout is no longer attainable.

(4)     Option Awards:    The amounts listed in this column reflect the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for stock options granted. The amounts included in this column represent options to purchase MasterBrand shares that were converted from options to purchase Fortune Brands stock in connection with the Separation, including adjustments made to preserve the fair value of such options. Amounts also include the incremental fair value associated with the conversion of such options. For assumptions used in determining these values, see Note 17 to the consolidated financial statements of MasterBrand contained in MasterBrand’s Form 10-K for the year ended December 25, 2022 (the “MasterBrand Form 10-K”).

(5)     Non-Equity Incentive Plans:    This column lists amounts earned under the Annual Cash Incentive Plan.

(6)     Change in Actuarial Value of Pension Benefits:    This column includes the change in actuarial value of the tax-qualified and non-qualified defined benefit pension plan benefits previously accrued by Mr. Van Doren from 1997 through 2016. In 2022, the change in Mr. Van Doren’s actuarial value was negative in the amount of ($235,000). None of the other NEOs are eligible to participate in any of the Company’s defined benefit pension plans. The 2022 Pension Benefits table and related narrative on pages 57 provide additional details about these plans.

(7)     Perquisites and All Other Compensation:    The amounts in this column include the following:

(a)     Matching Contributions Qualified Savings Plan.    Matching contributions for 2022 to the Qualified Savings Plan were made by MasterBrand Cabinets, Inc. in the amount of $15,520 for Mr. Banyard, Ms. Simon, and Mr. Van Doren, $12,983 for Ms. Grewal, and $8,389 for Mr. Kendrick.

(b)     Other:    Included in this column for 2021 are: (i) costs associated with executive health programs for Messrs. Banyard and Kendrick and Ms. Simon; (ii) reimbursement for the cost of executive tax preparation services in the amount of $1,000 for each of Messrs. Van Doren and Kendrick, which benefit has since been discontinued; (iii) auto loan forgiveness and interest in the amount of $10,777 and an executive auto allowance of $3,510 for Mr. Van Doren and auto loan forgiveness in the amount of $4,846 and an executive auto allowance of $8,190 for Mr. Kendrick, with each of the auto programs discontinued on a go forward basis and (iv) a credit associated with the company product purchase program to purchase of company products in the amount of $11,286 for Mr. Kendrick. Included in this column for 2022 are: (i) costs associated with executive health programs for Messrs. Banyard and Kendrick and Ms. Simon and (ii) an executive auto allowance of $13,361 for Mr. Van Doren and $13,361 for Mr. Kendrick, with the auto program discontinued on a go forward basis.

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Executive Compensation Tables

GRANTS OF PLAN-BASED AWARDS DURING 2022

The following table sets forth estimated information on fiscal 2022 payouts under equity incentive plan awards granted in fiscal 2022 to our NEOs under the equity incentive plans indicated in the table below. The terms and conditions applicable to these awards are described in “Compensation Discussion and Analysis.”

Name	Type of Grant(1)	Grant Date(2)	Estimated future payouts under non-equity incentive plan awards(3)			Estimated future payouts under equity incentive plan Awards(4)			All other stock awards: Number of shares of stock or units (#)(5)	All other option awards: Number of securities underlying options (#)(6)	Exercise or base price of option awards ($/Sh)(7)	Grant date fair value of stock and option awards ($)(8)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. David Banyard, Jr.
	ACI	2/28/2022	—	1,200,000	2,400,000
	RSU	2/28/2022							137,161			1,126,075
	SO	2/28/2022								173,424	10.75	449,168
	RSU	12/15/2022							482,234			3,800,004
Andrea H. Simon
	ACI	2/28/2022	—	350,000	700,000
	RSU	2/28/2022							20,347			167,049
	SO	2/28/2022								25,717	$10.75	66,607
	RSU	12/15/2022							177,665			1,400,000
Navi Grewal
	ACI	2/28/2022	—	276,000	552,000
	RSU	2/28/2022							18,488			151,770
	SO	2/28/2022								23,380		60,554
	RSU	12/15/2022							95,178			750,003
Bruce A. Kendrick
	ACI	2/28/2022		258,000	516,000
	RSU	2/28/2022							14,799			121,500
	SO	2/28/2022								18,705		48,446
	RSU	12/15/2022							95,178			750,003
Martin S. Van Doren
	ACI	2/28/2022	—	247,104	494,208
	RSU	2/28/2022							20,347			167,049
	SO	2/28/2022								25,717		66,607
	RSU	12/15/2022							95,178			750,003

(1)     “ACI” means cash granted under our Annual Cash Incentive Plan. “RSU” means restricted stock unit award. “SO” means non-qualified stock options.

(2)     Represents effective date for which values of the awards were approved by the Compensation Committee.

(3)     Represents the range of potential payments under our Annual Cash Incentive Plan for fiscal 2022. The actual amount earned is disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(4)     All PSA awards granted under equity incentive plans were converted into RSUs in connection with the Separation and are no longer subject to payouts based on performance.

(5)     Represents RSUs that were initially granted by the Fortune Brands Compensation Committee as RSUs and PSAs. RSUs converted from Fortune Brands RSUs generally vest ratably over a three-year period (i.e., 1/3 vests on the 1st anniversary of the grant date, 1/3 vests on the 2nd anniversary of the grant date, and 1/3 vests on the 3rd anniversary of the grant date). RSUs converted from Fortune Brands PSAs follow their original vesting schedule, with all RSUs vesting on the third anniversary of the original grant date. The number of RSUs noted above reflect the number of MasterBrand RSUs into which RSUs and PSAs granted by the Fortune Brands Compensation Committee were adjusted as a result of the Separation.

(6)     Represents stock options which generally vest over a three-year period and generally have a maturity of ten years from the grant date. Stock options were initially granted by the Fortune Brands Compensation Committee. The number of stock options noted above reflect the number of MasterBrand stock options into which the stock options granted by the Fortune Brands Compensation Committee were adjusted as a result of the Separation.

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Executive Compensation Tables

(7)     Represents exercise price as adjusted in connection with the Separation. The adjustment to stock options was intended to generally preserve the intrinsic value of each original option grant and the ratio of the exercise price to the fair market value of Fortune Brands’ common shares on December 14, 2022.

(8)     The value of RSUs and stock options reflects the grant date fair value under ASC Topic 718, as adjusted as a result of the Separation.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table reflects the outstanding equity awards held by each NEO with respect to MasterBrand as of December 25, 2022. For awards granted prior to the Separation, the number of awards represent the adjusted number of outstanding awards. The awards and grant price were adjusted in a manner intended to equitably preserve the overall intrinsic value of the converted equity awards.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)
R. David Banyard, Jr.	191,733	95,867		8.58	2/24/2030	1,116,942	8,466,420	—	—
	39,749	39,749		10.28	12/7/2030
	59,013	118,050		10.76	2/22/2031
	—	173,424		10.75	2/28/2032
Andrea H. Simon	9,049	18,124		10.76	2/22/2031	243,665	1,846,981	—	—
	—	25,717		10.75	2/28/2032
Navi Grewal	—	23,380		10.76	2/28/2032	129,663	982,846	—	—
Bruce A. Kendrick	14,977	—		6.90	5/1/2028	160,174	1,214,119	—	—
	24,844	—		5.94	2/21/2029
	20,129	10,068		8.58	2/24/2030
	5,758	11,532		10.76	2/22/2031
	—	18,705		10.75	2/28/2032
Martin S. Van Doren	19,231	—		5.94	2/21/2029	192,563	1,459,628	—	—
	15,576	15,576		8.58	2/24/2030
	8,920	17,848		10.76	2/22/2031
	—	25,717		10.75	2/28/2032

(1)     Each outstanding stock option that was exercisable on December 25, 2022 is listed in this column.

(2)     Each outstanding stock option that was not yet exercisable on December 25, 2023 is listed in this column. Generally, stock options vest in three equal annual installments, subject to continued employment through the applicable vesting dates. The chart below reflects the number of outstanding stock options that will vest during each of 2023, 2024 and 2025 (assuming each NEO’s continued employment through the applicable vesting date):

Name	Number of Options Vesting by Year
	2023	2024	2025
R. David Banyard, Jr.	252,445	116,837	57,808
Andrea H. Simon	17,634	17,634	8,573
Navi Grewal	7,788	7,796	7,796
Bruce A. Kendrick	22,061	12,001	6,243
Martin S. Van Doren	33,068	17,500	8,573
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Executive Compensation Tables

(3)     Each outstanding RSU that had not yet vested as of December 25, 2022 is listed in this column. Generally, RSUs vest in three equal annual installments subject to continued employment through the applicable vesting dates. The chart below reflects the number of outstanding RSUs that will vest during 2023, 2024 and 2025 (assuming each NEO’s continued employment through the applicable vesting date):

Name	Number of RSUs Vesting by Year
	2023	2024	2025
R. David Banyard, Jr.	298,757	474,537	343,648
Andrea H. Simon	15,047	124,576	104,042
Navi Grewal	10,332	57,923	61,408
Bruce A. Kendrick	30,941	70,573	58,660
Martin S. Van Doren	46,943	82,822	62,798

(4)     This column reflects the value of the outstanding RSUs that have not yet vested using the December 25, 2022 closing price of MasterBrand’s common stock of $7.58.

(5)     This column reflects the value of the PSAs using the December 25, 2022 closing price of MasterBrand’s common stock of $7.58.

2022 Option Exercises and Stock Vested

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)(2)	Number of shares acquired on vesting (#)(3)	Value realized on vesting ($)(4)
R. David Banyard, Jr.	—	—	18,968	1,262,936
Andrea H. Simon	—	—	1,542	101,386
Navi Grewal	—	—	988	59,596
Bruce A. Kendrick	—	—	7,120	621,843
Martin S. Van Doren	—	—	11,887	1,058,045
Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)(2)	Number of shares acquired on vesting (#)(3)	Value realized on vesting ($)(4)
R. David Banyard, Jr.	—	—	11,031	83,174
Bruce A. Kendrick	—	—	801	6,040
Martin S. Van Doren	—	—	801	6,040

(1)     This column reflects the number of stock options exercised during 2022.

(2)     This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options.

(3)     This column reflects the number of RSUs that vested in 2022 which were granted in 2019, 2020 and 2021. This column also reflects the number of shares acquired upon the vesting of PSAs for the 2020-2022 performance period.

(4)     This column reflects the value of RSUs and PSAs calculated using the market value of the shares on the applicable vesting dates.

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Executive Compensation Tables

Retirement and Post-Retirement Benefits 2022 Pension Benefits

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Martin S. Van Doren	MBCI Supplemental	20.17	251,000	—
	MBCI Pension	20.17	402,000	—

Tax Qualified Pension Plan.    The MBCI Plan is a tax-qualified defined benefit plan with a traditional component and a “pension equity” component which includes different benefit formulas that apply to groups of associates at different periods in time, depending upon whether they were previously employed by a subsidiary company whose pension plan was merged into the MBCI Plan.

Mr. Van Doren receives the greater of his benefit calculated under the traditional formula and the pension equity formula. The benefit calculation under a pension equity formula is substantially different from the calculation under a traditional pension formula. Under the pension equity formula to which Mr. Van Doren is subject, a participant earns “points” based upon age for each year of service, as follows:

●        “base points” are earned for final average compensation (up to Internal Revenue Code limits); and

●        “excess points” are earned at a different rate for final average compensation (up Internal Revenue Code limits) that exceeds the MBCI Plan’s limit on covered compensation.

When the participant terminates employment, an “accrued lump sum benefit” is calculated. The accrued lump sum benefit is equal to: (a) the participant’s final average compensation multiplied by his total base percentage points; plus (b) the participant’s final average compensation in excess of covered compensation multiplied by his excess points percentage. At termination, the accrued lump sum benefit accumulates with interest until the participant attains age 65, at which time the lump sum benefit is converted to an actuarially equivalent single life annuity at age 65 and then compared to his Special Transition benefit under the traditional formula to determine the greater amount. Forms of benefit payment other than a single life annuity are also available. Mr. Van Doren’s annual early retirement benefit under the MBCI Plan may begin after attaining age 55 and equals the actuarial equivalent of his single life annuity benefit at age 65 reduced to his early retirement date.

For Mr. Van Doren, his tax-qualified amount under the MBCI Plan is greater under the traditional formula whereas his Non-Qualified amount (described below) is greater under the pension equity formula.

Non-Qualified Pension Benefits.    Mr. Van Doren participates in the MBCI SERP, which pays the difference between the benefits payable under the MBCI Plan and the amount that would have been paid if the Code did not limit the amount of compensation taken into account under, or benefits that may be paid from, a tax-qualified defined benefit plan. Benefits may commence under the MBCI SERP after attaining age 55, subject to a reduction calculated using the methodology described in the MBCI Plan.

Under the MBCI SERP, an executive can elect any form of distribution for supplemented defined benefit pension payments that is available under the corresponding tax-qualified defined benefit pension plan in which he participates. Benefits under each of the supplemental plans commence at termination following attainment of age 55.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Termination of Employment and Change in Control Arrangements.    In September 2022, the Fortune Brands Compensation Committee approved a resolution recommending the form of severance and change in control agreements for our NEOs following the Separation. Such agreements became effective as of the Distribution Date and apply to our NEOs on a go-forward basis. These agreements provide severance benefits in the event the executive’s employment is terminated either by MasterBrand for reasons other than disability or cause, or by the executive for good reason.

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The severance benefit consists of:

●        an amount equal to 24 months of base pay for Mr. Banyard or 12 months of base pay for the other NEOs, if not within 24 months following a change in control, or 36 months for Mr. Banyard or 24 months for the other NEOs, if within 24 months following a change in control;

●        an amount equal to the 2x for Mr. Banyard or 1x for the other NEOs of the target annual bonus in effect in the calendar year in which the termination occurs, or 3x for Mr. Banyard or 2x for the other NEOs of the target annual bonus in effect in the calendar year in which the termination occurs, if within 24 months following a change in control;

●        an amount equal to the target award the executive would have received under the MasterBrand Annual Cash Incentive Plan based upon actual MasterBrand performance for the calendar year in which the termination date occurs, prorated for the portion of the calendar year during which the executive was employed by MasterBrand;

●        an amount equal to the company contribution that would have been made to the 401(k) retirement plan for 24 months for Mr. Banyard or 12 months for the other NEOs, if not within 24 months following a change in control, or 36 months for Mr. Banyard or 24 months for the other NEOs, if within 24 months following a change in control; and

●        12 months of outplacement benefits.

These agreements require the executive to sign a release of legal claims against MasterBrand in order to receive any severance payments. The agreements provide that severance benefits may be reduced to the extent necessary to avoid the imposition of an excise tax under Code Section 280G (but only if the reduced amount would be greater than the net after-tax amount of severance benefits, taking into account payment of the excise tax by the executive). The agreements contain various restrictive covenants, including a 12-month non-competition restriction for terminations that do not occur within 24 months following a change in control and a 12-month non-solicitation provision.

Treatment of Equity Awards Following a Termination of Employment (other than in the event of a Change in Control).    If a NEO’s employment terminates with or without cause, all unvested PSAs, RSUs and stock options are forfeited. If a NEO dies, becomes disabled or retires, his or her outstanding equity awards vest or are paid as follows:

Event	Treatment of Equity in the Event of Death, Disability or Retirement
	Performance Share Awards	Restricted Stock Units	Stock Options
Death	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.
Disability(1)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs continue to vest according to the vesting schedule.	Unvested stock options continue to vest according to the vesting schedule.
Retirement(2)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.

(1)     The executive must have one year of service from the grant date prior to the date of disability to be entitled to receive the disability treatment listed above.

(2)     The executive must be 55 years of age with 5 years of service and also have one year of service from the grant date prior to the date of retirement to be entitled to receive the retirement treatment listed above. This provision is not generally applicable to retention awards or off-cycle awards granted in prior years.

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Treatment of Equity Awards Following a Change in Control and Termination of Employment.    In the event a NEO is terminated without cause or by the NEO for good reason within two (2) years of a change in control, his or her equity awards vest or are paid as follows:

Treatment of Equity In the Event of a Termination Following a Change In Control*
Award	Treatment
PSAs	Shares are paid assuming that target performance was achieved.
RSUs	Outstanding RSUs fully vest.
Stock Options	Unvested stock options fully vest.

The Board has the ability to exercise its discretion to accelerate outstanding awards in the event of a change in control.

	2022 Potential Payments Upon Termination or Change in Control(1)
	Voluntary		Involuntary		Death	Disability(2)	Retirement	Involuntary Termination (without Cause) or Termination for Good Reason After Change in Control
	For Good Reason	Without Good Reason	For Cause	Without Cause
Cash Severance
Banyard, Jr.	$5,630,500	$—	$—	$5,630,500	$1,200,000	$1,200,000	$1,200,000	$7,845,750
Simon	$1,215,250	$—	$—	$1,215,250	$350,000	$350,000	$350,000	$2,080,500
Grewal	$1,027,250	$—	$—	$1,027,250	$276,000	$276,000	$276,000	$1,778,500
Kendrick	$961,250	$—	$—	$961,250	$258,000	$258,000	$258,000	$1,664,500
Van Doren	$921,298	$—	$—	$921,298	$247,104	$247,104	$247,104	$1,595,492

Health and Related Benefits(3)
Banyard, Jr.	$34,780	$—	$—	$34,780	$1,000,000	$—	$—	$52,170
Simon	$15,867	$—	$—	$15,867	$500,000	$—	$—	$31,735
Grewal	$15,867	$—	$—	$15,867	$460,000	$—	$—	$31,735
Kendrick	$15,867	$—	$—	$15,867	$430,000	$—	$—	$31,735
Van Doren	$15,867	$—	$—	$15,867	$411,840	$—	$—	$31,735

Options(4)
Banyard, Jr.	$—	$—	$—	$—	$—	$—	$—	$—
Simon	$—	$—	$—	$—	$—	$—	$—	$—
Grewal	$—	$—	$—	$—	$—	$—	$—	$—
Kendrick	$—	$—	$—	$—	$—	$—	$—	$—
Van Doren	$—	$—	$—	$—	$—	$—	$—	$—

RSUs
Banyard, Jr.	$—	$—	$—	$—	$8,466,420	$8,466,420	$—	$8,466,420
Simon	$—	$—	$—	$—	$1,846,981	$1,846,981	$—	$1,846,981
Grewal	$—	$—	$—	$—	$982,846	$982,846	$—	$982,846
Kendrick	$—	$—	$—	$—	$1,214,119	$1,214,119	$—	$1,214,119
Van Doren	$577,823	$577,823	$577,823	$577,823	$1,459,628	$1,459,628	$577,823	$1,459,628

Performance Share Awards
Banyard, Jr.	$—	$—	$—	$—	$—	$—	$—	$—
Simon	$—	$—	$—	$—	$—	$—	$—	$—
Grewal	$—	$—	$—	$—	$—	$—	$—	$—
Kendrick	$—	$—	$—	$—	$—	$—	$—	$—
Van Doren	$—	$—	$—	$—	$—	$—	$—	$—

Total Potential Payments
Banyard, Jr.	$5,665,280	$—	$—	$5,665,280	$10,666,420	$9,666,420	$1,200,000	$16,364,340
Simon	$1,231,117	$—	$—	$1,231,117	$2,696,981	$2,196,981	$350,000	$3,959,215
Grewal	$1,043,117	$—	$—	$1,043,117	$1,718,846	$1,258,846	$276,000	$2,793,080
Kendrick	$977,117	$—	$—	$977,117	$1,902,2119	$1,472,119	$258,000	$2,910,353
Van Doren	$1,514,989	$577,823	$577,8230	$1,514,989	$2,118,572	$1,706,732	$824,927	$3,086,854

(1)     This table assumes the specified termination events occurred on December 25, 2022. The value of the equity that would have vested or been settled in connection with a termination event or a change in control was determined by using the closing price of MasterBrand’s common stock on December 25, 2022 $7.58 (per share).

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(2)     The amounts reported in this column assume that the executive remains on disability through the full vesting of the award.

(3)     The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits.

(4)     The amounts reported in the “Disability” column reflect the value of unvested stock options that would have continued to vest according to the normal vesting schedule applicable to the award.

MasterBrand Annual Executive Incentive Compensation Plan

We have adopted an Annual Executive Incentive Compensation Plan (the “Annual Plan”) to advance the interests of MasterBrand and its shareholders by helping to secure and retain executives of outstanding ability by providing performance-based incentives to senior executives of MasterBrand who are designated by the MasterBrand Compensation Committee to participate in the Annual Plan for specified performance periods. The material terms of the Annual Plan are expected to be as follows:

Description of the Annual Plan

Administration

The Annual Plan is administered by the MasterBrand Compensation Committee. The MasterBrand Compensation Committee will have the authority to select the persons who are granted awards under the Annual Plan, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, to determine whether awards will be paid at the end of the award period or deferred and to determine whether an award or payment of an award should be reduced or eliminated. The MasterBrand Compensation Committee, as it deems necessary, may delegate its responsibilities for administering the Annual Plan to executives or other associates of MasterBrand.

Eligible Participants

MasterBrand officers and senior associates are eligible to participate in the Annual Plan. The MasterBrand Compensation Committee, in its discretion, will approve the officers and senior associates to whom awards may from time to time be granted under the Annual Plan.

Award Types

The Annual Plan provides cash award opportunities for eligible participants on an annual basis.

Performance Targets

Under the Annual Plan, the performance goals applicable to a particular award will be determined by the MasterBrand Compensation Committee at the time of grant. The performance goals may be based on corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement. The performance goals applicable to a particular award will be determined by the MasterBrand Compensation Committee at the time of grant.

Amendment and Termination

The MasterBrand Board may alter, amend, suspend or terminate the Annual Plan, in whole or in part, at any time, subject to any shareholder approval as required by law, rule or regulation. However, no amendment may adversely affect the rights of a participant with respect to whom an award has been determined for a completed performance period but not yet paid.

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MasterBrand 2022 Long-Term Incentive Plan

In connection with the Separation, MasterBrand adopted a 2022 Long-Term Incentive Plan (the “2022 Plan”) to align the interests of its officers, associate, non-employee directors and independent contractors with those of its shareholders, to attract and retain such individuals and to motivate them to act in the long-term best interests of our Company and its shareholders. In connection with the Separation, certain existing equity incentive awards with respect to Fortune Brands common stock were converted into equity incentive awards with respect to shares of MasterBrand common stock, which replacement awards were issued under the 2022 Plan. The material terms of the 2022 Plan are as follows:

Purposes of the 2022 Plan

The purposes of the 2022 Plan are to (1) align the interests of MasterBrand’s shareholders with the interests of 2022 Plan participants by increasing their proprietary interest in MasterBrand’s growth and success, (2) advance the interests of MasterBrand by attracting and retaining directors, officers, other associates and independent contractors, and (3) motivate 2022 Plan participants to act in the long-term best interests of MasterBrand and its shareholders. The MasterBrand Board believes that the 2022 Plan will aid MasterBrand in securing, retaining and incentivizing key associates of outstanding ability by offering them the opportunity to receive a proprietary interest in MasterBrand.

Description of the 2022 Plan

Administration

The 2022 Plan is administered by the MasterBrand Compensation Committee, a subcommittee thereof or other committee designated by our Board of Directors (the “Plan Committee”). Each member of the Plan Committee is intended to be (1) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (2) “independent” within the meaning of the rules of the NYSE. Our Board of Directors may also serve as the Plan Committee.

The Plan Committee is authorized to establish rules for administering the 2022 Plan and to decide questions of interpretation or application of any provision of the 2022 Plan. The Plan Committee may take any action such that (1) any or all outstanding options and stock appreciation rights (“SARs”) become exercisable in part or in full, (2) all or any portion of a restriction period on any outstanding stock award lapse, (3) all or a portion of any performance period applicable to any outstanding award lapse and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other interim level.

The Plan Committee may delegate some or all of its power and authority under the 2022 Plan to our Board of Directors (or any member thereof), or, subject to applicable law, to a subcommittee of our Board of Directors, a member of our Board of Directors, the Chief Executive Officer or other executive officer of MasterBrand as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of our Board of Directors, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Eligible Participants

Eligible individuals are defined as officers, other associates, directors and independent contractors and persons expected to become officers, other associates, directors and independent contractors of MasterBrand and its subsidiaries.

Non-employee directors are permitted to receive cash compensation and equity grants under the 2022 Plan, which have a total value not in excess of $750,000 during a single fiscal year to a single individual (subject to certain exceptions).
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Maximum Number of Shares Authorized

Under the terms of the 2022 Plan, 12,900,000 shares of our common stock will initially be available for awards, excluding substitute awards and awards granted to MasterBrand service providers in replacement of Fortune Brands awards. To the extent that shares of our common stock subject to an outstanding award granted under the 2022 Plan are not issued or delivered by reason of (1) the expiration, termination, cancellation or forfeiture of such award, (2) the settlement of such award in cash, (3) the use of shares to satisfy the withholding taxes related to an award, or (4) the use of such shares for the net settlement or net exercise of an option or stock-settled SAR, then such shares of our common stock will again be available under the 2022 Plan. Shares of our common stock subject to an award under the 2022 Plan will not be available again under the 2022 Plan if such shares were repurchased by us on the open market with the proceeds of an option exercise.

Types of Awards Available

Stock Options and SARs:    The 2022 Plan permits the grant of incentive stock options, options not qualifying as incentive stock options under the Code (“nonqualified options”) and SARs. SARs may entitle recipients to receive payments in cash, shares or a combination, and in any case will entitle the recipient to a payment in an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise.

The 2022 Plan allows the Plan Committee to set the terms of each option or SAR at the time of grant, but the exercise price may not be less than 100% of the fair market value of our common stock at the time of grant, subject to certain exceptions. The term of an option or SAR will be determined by the Plan Committee; provided, however, that no option or SAR (other than a nonqualified option or SAR exercisable by a holder’s executor, legal representative or similar person following the holder’s death, to the extent permitted in the award agreement) will be exercisable later than ten years after its date of grant. The 2022 Plan does not permit the re-pricing of any options or SARs without shareholder approval. The 2022 Plan also prohibits the payment of dividend equivalents with respect to options and SARs.

Performance Awards:    The 2022 Plan authorizes the Plan Committee to grant performance awards in the form of performance shares and performance units. Performance awards may be payable in cash or shares of our common stock, or a combination of cash and shares, at the end of the performance period, as determined by the MasterBrand Compensation Committee based on the achievement of performance criteria and objectives established with respect to such award. Performance awards are subject to forfeiture if the holder does not remain continuously employed by or in the service of our Company during the performance period or if the performance measures are not attained during the performance period.

Stock Awards:    The 2022 Plan provides for the grant of stock awards. The Plan Committee may grant a stock award as a restricted stock award, restricted stock unit award or other stock-based award (awards that may pay out in restricted or unrestricted shares of our common stock or “units” based on the value of our common stock). Restricted stock awards and restricted stock unit awards may be subject to forfeiture if the holder does not remain continuously employed by or in the service of our Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a shareholder of our Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of our common stock.

Restricted stock units may be settled in shares of our common stock, cash or a combination thereof, as determined by the Plan Committee. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a shareholder of our Company.

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Termination of Employment or Service

All of the terms relating to the treatment of an award upon a termination of employment or service of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Dividends and Dividend Equivalents

The Plan Committee may, in its discretion, provide that any award other than awards of options or SARs may earn dividends or dividend equivalents. Any dividends or dividend equivalents accrued while an award is outstanding will only be payable upon vesting and subject to the same vesting and performance conditions that apply to the award. No dividends or dividend equivalents will be paid unless the underlying equity award is actually earned.

Change in Control

In the event of a change in control of MasterBrand, our Board of Directors (as constituted prior to such change in control) may, in its discretion, provide that (1) some or all outstanding options and SARs will become exercisable in full or in part either immediately or upon a subsequent termination of employment, (2) the restriction period applicable to some or all outstanding stock awards will lapse in full or in part either immediately or upon a subsequent termination of employment, (3) the performance period applicable to some or all outstanding awards will lapse in full or in part and (4) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other interim level. In addition, in the event of a change in control, our Board of Directors may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, or other property be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by our Board of Directors, and/or require outstanding awards, in whole or in part, to be surrendered to us in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control or the parent thereof, or a combination of cash and shares.

Generally, a change in control is defined as:

●        certain acquisitions by a person or group of beneficial ownership of 50% or more of the total fair market value or total voting power of our outstanding voting stock;

●        a change in the composition of our Board of Directors that results in a majority of our current directors (or successor directors approved by our current directors) not being continuing directors;

●        a merger, consolidation or sale of substantially all the assets of our Company in a transaction unless: (1) our shareholders immediately prior to the transaction own at least 60% of the voting power of the surviving, resulting or transferee entity; (2) no person beneficially owns 30% or more of the combined voting power of the entity, unless they owned such percentage of our Company before the transaction; and (3) a majority of the directors of the resulting company were directors of our Company before the transaction; or

●        shareholders approve a complete liquidation or dissolution of our Company.

Amendment and Termination

The 2022 Plan became effective on December 14, 2022. Unless terminated earlier by our Board of Directors, the 2022 Plan will terminate as of the date of our annual shareholder meeting held on or after the tenth anniversary of the effective date of the 2022 Plan. Our Board of Directors may amend the 2022 Plan at any time, subject to shareholder approval (i) with respect to any amendment that seeks to modify the non-employee director compensation limit or the prohibition on repricing described above, or (ii) as required by applicable law, rule or regulation, including any rule of the NYSE, and provided that no amendment may be made which materially impairs the rights of a holder of an outstanding award without the consent of such holder.

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Clawback of Awards

The awards granted and any cash payment or shares of our common stock delivered pursuant to an award may be subject to forfeiture, recovery by us or other action pursuant to the applicable award agreement or any clawback or recoupment policy which we may adopt from time to time, including any such policy which we may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

New Plan Benefits

The future benefits that might be received by officers, associates and non-employee directors cannot be determined at this time. All officers, associates and non-employee directors are eligible for consideration to participate in the 2022 Plan. As noted above, in connection with the Separation, certain existing equity incentive awards with respect to Fortune Brands common stock were converted into equity incentive awards with respect to shares of MasterBrand common stock, which replacement awards will be issued under the 2022 Plan but will not reduce the available share pool under the 2022 Plan with respect to future grants.

CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our associates and the annual total compensation of our Chief Executive Officer, R. David Banyard, Jr.

We have identified our median associate, using our associate population on December 25, 2022, by use of a “consistently applied compensation measure” or “CACM.” We chose a CACM that closely approximates the annual total direct compensation of our non-contingent associates. Specifically, we identified the median associate by looking at annual base pay, bonus opportunity at target, and the grant date fair value for standard equity awards. We then identified the median paid associate and calculated his or her total annual compensation in accordance with the requirements of the “Summary Compensation Table” above.

In applying the CACM, we did not perform adjustments to the compensation paid to part-time associates to calculate what they would have been paid on a full-time basis, and we chose not to include one-time equity awards when choosing the median associate, since the grant of such awards is not a recurring event. We also chose not to exclude any associate when determining our median associate.

For fiscal year 2022, the annual total compensation of our median associate was $42,817. Mr. Banyard’s annual total compensation for fiscal year 2022, as reported in the “Summary Compensation Table” above, was $6,775,063. The ratio of Mr. Banyard’s total compensation to the median associate’s total compensation was 158:1.

Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated pay ratio reported above should not be used as a basis for comparison between companies.

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Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Principal Executive Officer (PEO), our other NEOs who are not the PEO, and certain financial performance of the Company. For further information concerning our compensation philosophy and how we align executive compensation with performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid for Non-PEO NEOs(5)	Year-end value of $100 invested based on:		GAAP Net Income($) (millions)(8)	Adjusted EBITDA($) (millions)(9)
					Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	6,775,063	3,001,937	1,740,066	1,405,708	84.22	95.48	155.4	411.4

(1)     We are required to provide pay-versus-performance disclosure only for years that we have been a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

(2)     The dollar amounts reported in column (b) are the amounts of total compensation reported for the PEO, Mr. Banyard (our Chief Executive Officer), in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(3)     The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Banyard, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Banyard during the year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to Mr. Banyard’s total compensation for each year to determine the compensation actually paid as set forth in the Adjustments table below.

(4)     The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Banyard, our CEO) in the “Total” column of the Summary Compensation Table. The names of each of the NEOs (excluding Mr. Banyard) included for purposes of calculating the average amounts for 2022 are Ms. Simon, Messrs. Van Doren and Kendrick, and Ms. Grewal.

(5)     The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Banyard), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Banyard). In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Banyard) to determine the compensation actually paid as set forth in the Adjustments table below.

(6)     Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Because we went public during 2022, the “measurement point” for purposes of calculating TSR and peer group TSR begins on the date of our registration under Section 12 of the Exchange Act, which date was December 14, 2022.

(7)     Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s compensation peer group disclosed in our CD&A. Because we went public during 2022, the “measurement point” for purposes of calculating TSR and peer group TSR begins on the date of our registration under Section 12 of the Exchange Act, which date was December 14, 2022.

(8)     The dollar amount reported represent the amount of net income reflected in the Company’s audited financial statements. Included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2022.

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(9)     The dollar amount reported represents the amount of Adjusted EBITDA, which is calculated by removing the impact of non-operational results and special items from EBITDA (earnings before interest, taxes, depreciation and amortization). While the Company uses various financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs to company performance. For 2022, Adjusted EBITDA is considered representative of our core operations and used in the management of our business, including decisions concerning the allocation of resources and assessment of performance.

Adjustments

	Summary Compensation Table Total(a)	(Minus) Grant Date Fair Value of Stock Options and Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Options and Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Options and Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Options and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(e)	Plus Dollar Value of Dividends or Other Earnings Paid on Stock Awards in Fiscal Year and Prior to Vesting Date ($)(f)	Equals Compensation Actually Paid
PEO
2022	6,775,063	(5,375,248)	5,132,043	(2,716,424)	(861,137)	47,641	3,001,937
Other NEOs (Average)
2022	1,740,066	(1,124,898)	1,076,873	(253,924)	(35,855)	3,446	1,405,708

(a)     The equity award adjustments include the addition (or subtraction, as applicable) of the items described in footnotes (b) through (f). The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The following items were assessed but determined to have no adjustment necessary and therefore were omitted from the table above: (i) change in pension plan value, (ii) service costs under defined benefit and actuarial pension plans, (iii) fair value at vesting for equity granted and vested in 2022, (iv) fair value of equity granted in prior fiscal years that failed to meet vesting conditions in 2022, and (v) changes to fair value resulting from modifications to equity awards.

(b)     Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported NEOs during 2022, calculated using the same methodology used in the Company’s financial statements under generally accepted accounting principles. Except for a Restricted Stock Unit grant made on December 15, 2022 to Mr. Banyard, all other equity grants were made by Fortune Brands and converted to MasterBrand stock in conjunction with the Separation.

(c)     Represents the average aggregate fair value at fiscal year-end for equity granted in 2022, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)     Represents the average aggregate fair value at fiscal year-end for outstanding and unvested stock options and unvested stock awards held by the NEOs that were granted before 2022, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(e)     Represents the average aggregate change in fair value, measured from the prior fiscal year end to the vesting date of each option award and stock award held by the reported NEO that was granted in a previous fiscal year and which vested in 2022, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(f)      Represents the dollar value of any dividends paid on stock or option awards in 2022 before the vesting date that is not otherwise included in the total compensation for 2022.

66

Executive Compensation Tables

Description of Pay Versus Performance

MasterBrand became a standalone public company on December 14, 2022 following our Separation from Fortune Brands. The charts above reflect one year of compensation and performance data. While the table does not reflect historical data to obtain a trend, we believe the “Compensation Actually Paid” in 2022 reflects our pay-for-performance culture, given the alignment of compensation with Operating Income and stock price. As described in the CD&A, a significant portion of annual target compensation awarded to NEOs is compensation at risk because it depends on the Company’s performance against pre-established performance goals under our Annual Cash Incentive Plan, such as Operating Income, Operating Margin, and Working Capital Efficiency, as well as stock price performance. The amounts reflected as “Compensation Actually Paid” represent a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, primarily regarding equity valuation. This calculation methodology also differs from how the Compensation Committee views annual compensation decisions, particularly as we are now a standalone company. A component of the equity valuation relates to the conversion of the Performance Share Awards, as described in our CD&A, which was based on our previous parent company’s past and expected performance. The equity grant valuations are also based on calculations to determine our stock price before we became a publicly traded company and do not reflect actual stock price performance. The charts below reflect the relationship between each of the financial measures and the compensation actually paid. These charts reflect 2022 information and will expand as we build history as a standalone company.

CAP versus Net Income
CEO
Average NEO
Net Income
3,500
3,000
2,500
2,000
1,500
1,000
500
0
CAP ($,000)
180
160
140
120
100
80
60
40
20
0
NET INCOME ($,m)
2022

CAP versus Adjusted EBTIDA
CEO
Average NEO
Adjusted EBITDA
CAP ($,000)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
ADJUSTED EBITDA ($,m)
450
400
350
300
250
200
150
100
50
0
2022

CAP versus TSR
CEO
Average NEO
MBC TSR (12/14/2022 - 12/23/2022)
Peer Group TSR
CAP ($,000)
TSR
3,500
3,000
2,500
2,000
1,500
1,000
500
0
100
80
60
40
20
0
2022

67

Executive Compensation Tables

List of Most Important Financial Performance Measures

The following is a list of financial performance measures, which represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. The CD&A provides further description of these measures and our plans for 2023.

●        Adjusted EPS

●        Adjusted Operating Cash Flow as a Percentage of Sales

●        Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

●        Adjusted EBITDA Margin

●        Working Capital Efficiency

●        Adjusted Return on Invested Capital

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Proposal No. 4: Ratification of Selection of Independent Auditor

The Audit Committee has reappointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2023. PwC has served as our independent auditor since 2021, when we were still a wholly owned subsidiary of Fortune Brands.

The Audit Committee, which consists entirely of independent directors, reviews the performance of our independent registered public accounting firm annually. In making the determination to reappoint PwC for 2023, the Audit Committee considered, among other factors, the firm’s qualifications and experience, the communication and interactions with the firm over the course of the year, and the firm’s independence, objectivity, and professional skepticism. These criteria are assessed and discussed with management during a private session as well as in executive session. The Audit Committee also periodically considers whether a rotation of our independent registered public accounting firm is advisable.

Based on this year’s assessment of PwC’s performance, the Audit Committee believes that the continued retention of PwC to serve as our independent registered public accounting firm is in our best interests as well as those of our shareholders. PwC has gained institutional knowledge and expertise regarding our global operations, accounting policies and practices, and internal control over financial reporting, in particular through our separation from Fortune Brands in 2022 and our becoming an independent company. The Audit Committee believes that our audit and other fees are competitive with those of our peer companies in part because of PwC’s familiarity with us and our operations.

At the Annual Meeting, our shareholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for fiscal year 2023. Although ratification of this appointment is not required, we value the opinion of our shareholders and, in the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.

Representatives of PwC are expected to be available to respond to questions at the Annual Meeting telephonically. Those representatives will have the opportunity to make a statement if they wish to do so.

Recommendation of the Board The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our principal independent auditor for fiscal year 2023.
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Proposal No. 4

fees paid to independent registered public accounting firm

During our 2022 fiscal year, PwC served as our independent registered public accounting firm. Prior to the Separation, we did not separately engage an independent registered public accounting firm. PwC performed a separate audit of Fortune Brands and performed certain other services related to us for periods prior to fiscal year 2022. Fortune Brands paid fees for such services, and we expect they will be disclosed in Fortune Brands’ proxy statement.

The following table shows the fees incurred for services rendered on a worldwide basis by PwC for 2022.

2022 ($)
Audit Fees(1)	1,860,000
Audit-Related Fees	0
Tax Fees	0
All Other Fees(2)	4,150
Total Fees	1,864,150

(1)     Fees primarily related to professional services rendered in connection with the audit of MasterBrand’s annual consolidated and subsidiary financial statements. This category also includes fees for services that an independent auditor would customarily provide in connection with documents filed with the SEC.

(2)     All Other Fees include fees for seminars and use of accounting research and reporting tools.

All fees above include out-of-pocket expenses.

services performed by the independent registered public accounting firm

The Audit Committee pre-approves all services performed by MasterBrand’s independent registered public accounting firm, in part to assess whether the provision of such services might impair the auditor’s independence. The Audit Committee’s policy and procedures are as follows:

●        Audit Fees.    Audit Fees for the fiscal year ended December 25, 2022 were for professional services rendered by PwC and include fees for services performed to comply with auditing standards of the PCAOB (United States). This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as assistance with and review of documents filed with the SEC.

●        Audit-Related Fees.    Audit-related fees are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of these services does not impair the independence of the firm.

●        Tax Fees.    Tax Fees for the fiscal year ended December 25, 2022 were for services rendered by PwC and primarily include fees associated with tax audits, tax compliance, tax consulting, transfer pricing and tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

●        All Other Fees.    All Other Fees for the fiscal year ended December 25, 2022 were for services rendered by PwC and primarily include fees associated with training seminars related to accounting, finance and tax matters, technology tools related to accounting and reporting research, and other permissible advisory services.

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Proposal No. 4

●        Approval Process.    At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval.

For each engagement, management provides the Audit Committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the firm. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

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Proposal No. 4

Audit Committee Report

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of MasterBrand under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, this section entitled “Audit Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Three independent directors comprise the Audit Committee. The Audit Committee operates under a written charter adopted by our Board. In addition, our Board has determined that each of our Audit Committee members satisfy the financial expertise requirements of the NYSE and that the Chair of the Audit Committee, Robert C. Crisci, has the requisite experience to be designated as an “audit committee financial expert” as that term is defined by the rules of the SEC.

The Audit Committee reviews MasterBrand’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that MasterBrand’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accounting firm, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent registered public accounting firm reports to the Audit Committee, which has sole authority to approve and replace the firm (subject to shareholder ratification).

The Audit Committee has discussed with MasterBrand’s independent registered public accounting firm the matters required to be discussed with the Audit Committee by generally accepted auditing standards, the PCAOB and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with the firm the auditor’s independence from MasterBrand and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the non-audit services provided by the auditor were compatible with its independence and were pre-approved. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted policies to ensure the independence of MasterBrand’s independent registered public accounting firm, such as prior committee approval of non-audit services and required audit partner rotation.

The Audit Committee discussed with MasterBrand’s internal auditor and independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of MasterBrand’s internal controls, and the overall quality of MasterBrand’s financial reporting. The Audit Committee also meets at least quarterly in executive session.

Based on the reports and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to our Board that the audited consolidated financial statements of MasterBrand be included in MasterBrand’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022, for filing with the SEC.

Respectfully submitted,
Robert C. Crisci (Chair) David D. Petratis Juliana L. Chugg
April 24, 2022

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Stock Ownership Information

Security Ownership of Directors and Executive Officers

The following table shows the shares of our common stock beneficially owned as of April 10, 2023 by each director and executive officer individually, and by all of our directors and executive officers as of such date as a group. Shares reported as beneficially owned include shares held indirectly. It also includes shares subject to stock options exercisable, and RSUs subject to conversion in shares of common stock, within sixty days of April 10, 2023. As of such date, none of these shares were pledged as security.

Name	Shares Beneficially Owned	Right to Acquire(1)	Total Stock-Based Ownership	Percent of Class(2)
R. David Banyard, Jr.	258,018	—	258,018	*
Andrea H. Simon	5,196	—	5,196	*
Navi Grewal	2,060	—	2,060	*
Bruce A. Kendrick	24,446	—	24,446	*
Martin S. Van Doren	36,763	—	36,763	*
Juliana L. Chugg	—	—	—	*
Robert C. Crisci	—	—	—	*
Ann Fritz Hackett	37,176	—	37,176	*
Andrean R. Horton	—	—	-	*
Jeffery S. Perry	3,307	—	3,307	*
David D. Petratis	—	—	-	*
Mark A. Young	—	4,351	4,351	*
All directors and executive officers as a group (12 persons)	366,966	4,351	371,317	*

*        Less than 1% of the outstanding shares of common stock.

(1)     Includes (i) shares for options exercisable within 60 days of April 10, 2023 and (ii) unvested restricted stock units that will vest within 60 days of April 10, 2023.

(2)     Percent is based on 128,491,606 shares outstanding as of April 10, 2023, and the shares that such executive officer has the right to acquire within 60 days of April 10, 2023, if applicable.

73

Stock Ownership Information

Security Ownership of Certain Beneficial Owners

The following table shows all entities that are the beneficial owners of more than 5% of our common stock as of April 10, 2023.

Name	Number of Shares	Percent of Class
BlackRock, Inc.(1)	18,217,445	14.2%
The Vanguard Group(2)	8,811,536	6.9%
Gates Capital Management, L.P.(3)	7,571,699	5.9%

(1)     This information was derived solely from the Schedule 13G filed by BlackRock, Inc. on January 6, 2023. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. reported shared voting power over 0 shares, sole dispositive power over 18,217,445 shares and shared dispositive power over 0 shares.

(2)     This information was derived solely from the Schedule 13G filed by The Vanguard Group on February 9, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported shared voting power over 0 shares, sole dispositive power over 8,530,133 shares and shared dispositive power over 281,403 shares.

(3)     This information was derived solely from the Schedule 13G filed jointly by Gates Capital Management, L.P., Gates Capital Management GP, LLC, Gates Capital Management, Inc., and Jeffrey L. Gates on February 14, 2023. The address of each beneficial owner is 1177 Avenue of the Americas, 46th Floor, New York, New York 10036. Each beneficial owner reported shared voting power over 7,571,699 shares, sole dispositive power over 0 shares and shared dispositive power over 7,571,699 shares.

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Equity Compensation Plan Information

The following table shows information, as of December 25, 2022, regarding shares of our common stock authorized for issuance under our equity compensation plans. As of such date, other than as described below, no equity securities were authorized for issuance under equity compensation plans not approved by shareholders.

	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders	5,259,268	9.36	11,227,621

75

General Information About the Annual Meeting

Meeting

We will conduct the Annual Meeting at 1:00 p.m. Eastern Time, on Tuesday, June 6, 2023 at One MasterBrand Cabinets Drive, Jasper, Indiana 47546.

We reserve the right to convert the in-person meeting to a virtual-only or hybrid meeting at a later date. If the meeting is converted, we will publicly announce the decision in a press release and post additional information on the Investors section of our website. Please check this website in advance of the Annual Meeting if you are planning to attend.

You are entitled to attend and participate in the Annual Meeting only if you held your shares as of the close of business on April 10, 2023 (the “Record Date”) or if you hold a valid proxy for the Annual Meeting. We encourage you to arrive at the meeting prior to the start time. Please allow ample time for check-in, which will begin at 12:00 p.m. Eastern Time. To gain admission to the in-person Annual Meeting, you may be required to present valid picture identification. We reserve the right to deny entry to the Annual Meeting if you do not have valid picture identification.

We reserve the right to eject an attendee or cut off speaking privileges for behavior likely to cause disruption or annoyance or for failure to comply with reasonable requests or the rules of conduct for the meeting, including time limits applicable to attendees who are permitted to speak. We also reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or MasterBrand business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Cameras, sound or video recording equipment, phones or similar equipment and electronic devices will not be allowed in the meeting room.

Who Can Vote

You are entitled to vote at the Annual Meeting if our records show that you held your shares as of the Record Date. At the close of business on that date, a total of 128,491,606 shares of our common stock were outstanding and entitled to vote. In addition to shareholders of record of our common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.

●        Shareholders of Record.    If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are the shareholder of record with respect to those shares.

●        Beneficial Owners of Shares Held in Street Name.    If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name” (a “beneficial shareholder”). As a beneficial shareholder, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.

Voting Before or During the Annual Meeting

There are four ways to vote:

●        Online Prior to the Annual Meeting.    You may vote by proxy by visiting www.ProxyVote.com and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

●        During the Annual Meeting.    You may vote in-person during the Annual Meeting.

76

General Information About the Annual Meeting

●        Telephone.    If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of telephone voting may depend on the voting procedures of the organization that holds your shares.

●        Mail.    If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the meeting, by completing proxies online or by telephone or, if they received printed copies of these materials, by mailing their proxy cards. The online polls will close at 11:59 p.m. Eastern Time on June 5, 2023.

Shareholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting begins. Beneficial shareholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or, if applicable, by voting during the Annual Meeting.

Quorum for the Annual Meeting

In order to have a quorum at the Annual Meeting, holders of a majority of the outstanding shares entitled to vote at the Annual Meeting must be present or represented by proxy for the transaction of business. Your shares will be counted for purposes of determining if there is a quorum if you are entitled to vote and you are present at the Annual Meeting, or if you have properly voted by proxy online, by phone, or by submitting a proxy card or voting instruction form by mail prior to the Annual Meeting.

Broker non-votes (as described below) and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.

Voting Standards

Each share of common stock is entitled to one vote at the Annual Meeting. To be elected in an uncontested election (Proposal No. 1), the director nominees must receive a majority of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. A “majority of the votes cast” means the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors.

For Proposal Nos. 2 and 3, the proposal will be approved if the votes cast for the proposal exceed those cast against the proposal at the meeting. Abstentions, if any, will have the same effect as a vote “against” with respect to these proposals. Broker non-votes if any, will have no effect on the outcome with respect to these proposals. Brokers have discretionary authority with respect to Proposal No. 4.

77

General Information About the Annual Meeting

The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
No. 1 – Election of Directors	For, against, or abstain on each nominee.	More votes “for” than “against.”	No effect.	No effect. No broker discretion to vote.
No. 2 – Advisory Vote on Executive Compensation	For, against, or abstain.	More votes “for” than “against.”	Same effect as a vote “against.”	No effect. No broker discretion to vote.
No. 3 – Advisory Vote on Frequency of Advisory Votes on Executive Compensation.	One, two, or three years, or abstain.	More votes “for” than “against.”	Same effect as a vote “against.”	No effect. No broker discretion to vote.
No. 4 – Ratification of Independent Auditor	For, against, or abstain.	More votes “for” than “against.”	Same effect as a vote “against.”	Brokers have discretion to vote.

If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a shareholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as our Board recommends on each proposal and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial shareholder and do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine matters.” For the Annual Meeting, only Proposal No. 4 is considered a routine matter.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted on at the Annual Meeting. We will pay the cost of this proxy solicitation. We will, on request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their customers who are beneficial shareholders and obtaining their voting instructions.

Shareholder List

Our list of shareholders as of the Record Date will be available for inspection for five business days prior to the Annual Meeting. If you want to inspect the shareholder list, please contact our Investor Relations department at governance@masterbrand.com to schedule an appointment. In addition, the list of shareholders will also be available during the Annual Meeting for those shareholders who choose to attend.

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Submission of Shareholder Proposals or Nominations

Shareholder Proposals for the 2024 Annual Meeting

Shareholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on December 26, 2023.

In accordance with our Amended and Restated Bylaws, in order to be properly brought before the 2024 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of MasterBrand at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2023 Annual Meeting date. As a result, any notice given by a shareholder pursuant to these provisions of our Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than February 7, 2024 and no later than March 8, 2024.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Amended and Restated Bylaws. In addition, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our Amended and Restated Bylaws.

Notices of intention to present proposals at the 2024 Annual Meeting should be addressed to: MasterBrand, Inc., One MasterBrand Cabinets Drive, Jasper, Indiana 47546, Attention: Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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Other Information

Communicating With Us

To communicate with our Board (or any individual member), make a proposal or director nomination, introduce business at an annual meeting of shareholders, revoke a prior proxy instruction, or request copies of our governance-related documents, please contact us via e-mail to governance@masterbrand.com or by mail to MasterBrand, Inc., One MasterBrand Cabinets Drive, Jasper, Indiana 47546, Attention: Secretary.

Notice of Internet Availability

We use the Internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability to our shareholders with instructions on how to access the proxy materials online at www.ProxyVote.com or request a printed copy of the materials. Our proxy materials are also available at www.masterbrand.com/investors/financials/sec-filings.

Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by e-mail. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single Notice of Internet Availability or Proxy Statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

Several brokers and banks with accountholders who are MasterBrand shareholders will be “householding” our proxy materials. As indicated in the notice provided by these brokers to MasterBrand shareholders, a single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate Proxy Statement, please notify your broker, contact Broadridge Financial Solutions at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or send a written request to governance@masterbrand.com or by mail to MasterBrand, Inc., One MasterBrand Cabinets Drive, Jasper, Indiana 47546, Attention: Secretary. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or bank.

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Other Information

Legal Matters

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our long-term financial targets. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed Annual Report on Form 10-K and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak only as of their respective dates.

Website references and their hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

Financial Matters

Our financial statements for the year ended December 25, 2022 are included in our 2022 Annual Report on Form 10-K. Our 2022 Annual Report and this Proxy Statement are also posted on our website at www.masterbrand.com/investors/financials/sec-filings. If you have not received or do not have access to the 2022 Annual Report, please send a written request to MasterBrand, Inc., One MasterBrand Cabinets Drive, Jasper, Indiana 47546, Attention: Secretary.

Matters to be Presented

We know of no other matters to be submitted to shareholders at the Annual Meeting, other than the proposals identified in this Proxy Statement. If any other matters properly come before shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment. If the meeting is adjourned or postponed, the persons named on the proxy can vote such shares at the adjournment or postponement as well.

By order of the Board of Directors,
Andrean R. Horton
Executive Vice President, Chief Legal Officer and Secretary

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APPENDIX A: Reconciliation of GAAP to NON-GAAP Measures

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) in this definitive Proxy Statement for our 2023 Annual Meeting of Shareholders, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our methods of determining these non-GAAP financial measures may differ from the methods used by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures may not be comparable to measures used by other companies.

We use EBITDA, adjusted EBITDA and net debt to adjusted EBITDA ratio, which are all non-GAAP financial measures.

●        EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We evaluate the performance of our business based on income before income taxes, but also look to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, we believe EBITDA is a useful metric to investors in evaluating our operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. These non-GAAP measures are useful to investors as they are representative of our core operations and are used in the management of our business, including decisions concerning the allocation of resources and assessment of performance.

●        The net debt to adjusted EBITDA ratio refers to total debt less cash and cash equivalents, divided by adjusted EBITDA for the last fifty-two weeks. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position, as it shows investors how many years it would take for us to pay back our debt, assuming net debt and adjusted EBITDA are held constant.

As required by SEC rules, see the financial statement section of this Appendix A for detailed reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure.

A-1

APPENDIX A

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions)	52 Weeks Ended
	December 25, 2022	December 26, 2021	December 27, 2020	December 29, 2019
NET SALES	$3,275.5	$2,855.3	$2,469.3	$2,388.7
Cost of products sold	2,335.0	2,071.4	1,766.3	1,696.9
GROSS PROFIT	940.5	783.9	703.0	691.8
Selling, general and administrative expenses	648.5	527.6	473.6	477.8
Amortization of intangible assets	17.2	17.8	17.8	17.8
Asset impairment charges	46.4	—	9.5	41.5
Restructuring charges	25.1	4.2	6.1	10.2
OPERATING INCOME	203.3	234.3	196.0	144.5
Related party interest income, net	(12.9)	(4.6)	(2.4)	(0.1)
Interest expense	2.2	—	—	—
Other expense, net	0.6	0.6	2.2	9.4
Income before taxes	213.4	238.3	196.2	135.2
Income tax expense	58.0	55.7	50.5	34.5
NET INCOME	$155.4	$182.6	$145.7	$100.7

A-2

APPENDIX A

Reconciliation of Net Income to EBITDA to ADJUSTED EBITDA
(Unaudited)

	52 Weeks Ended
(In millions)	December 25, 2022	December 26, 2021	December 27, 2020	December 29, 2019
Net income (GAAP)	$155.4	$182.6	$145.7	$100.7
Related party interest income, net	(12.9)	(4.6)	(2.4)	(0.1)
Interest expense	2.2	—	—	—
Income tax expense	58.0	55.7	50.5	34.5
Depreciation expense	47.3	44.4	48.0	44.3
Amortization expense	17.2	17.8	17.8	17.8
EBITDA (Non-GAAP Measure)	$267.2	$295.9	$259.6	$197.2
[1] Net cost savings as standalone company	44.4	14.3	14.4	5.8
[2] Separation costs	15.4	—	—	—
[3] Restructuring charges	25.1	4.2	6.1	10.2
[4] Restructuring-related items	12.7	3.7	5.3	0.5
[5] Asset impairment charges	46.4	—	9.5	41.5
[6] Recognition of actuarial gains	0.2	—	—	—
Adjusted EBITDA (Non-GAAP Measure)	$411.4	$318.1	$294.9	$255.2

TICK LEGEND:

[1]     Our historical consolidated financial statements include expense allocations for certain corporate functions performed on our behalf by Fortune Brands, including information technology, finance, executive, human resources, supply chain, internal audit and legal services. As a standalone public company, we expect that the costs we incur on a standalone basis for such expenses previously allocated to us by Fortune Brands and new costs relating to our public company reporting and compliance obligations will be less than the expense allocations from Fortune Brands within our historical financial statements.

The costs of MasterBrand we plan to incur are based on our expected organizational structure and expected cost structure as a standalone company. In order to determine the impact of the synergies and dissynergies, MasterBrand prepared a detailed assessment of personnel costs based on the estimated resources and associated costs required as a baseline to stand up MasterBrand as a standalone company.

In addition to personnel costs, estimated nonpersonnel third party support costs in each function were considered, which included business support functions and corporate overhead charges previously shared with Fortune Brands. Estimated non personnel third party support costs were determined by estimating third party spend in each function, and include the costs associated with outside services supporting information technology, finance, executive, human resources, supply chain, internal audit and legal services. This process was used by all functions resulting in expected net cost savings when compared to the corporate allocations included in the historical financial statements.

[2]     Separation costs represent one-time costs incurred directly by MasterBrand related to the separation from Fortune Brands.

[3]     Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

[4]     Restructuring-related items include charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation expense, write off of displays from exiting a customer relationship and the losses on the sale of closed facilities.

A-3

APPENDIX A

[5]     The years ended December 25, 2022, December 27, 2020 and December 29, 2019 includes $46.4 million, $9.5 million and $41.5 million, respectively, of pre-tax impairment charges related to impairments of indefinite lived trade names.

[6]     We exclude the impact of actuarial gains and losses related to our defined benefit pension plan and other postretirement benefit plans as they are not deemed indicative of future operations.

	52 Weeks Ended
	December 25, 2022	December 26, 2021
Income taxes(a)	$58.0	$55.7
Income before taxes(b)	213.4	238.3
Adjusted (Non-GAAP) effective income tax rate(a)/(b)	27.2%	23.4%
A-4

APPENDIX A

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	December 25, 2022	December 26, 2021
ASSETS
Current assets
Cash and cash equivalents	$101.1	$141.4
Accounts receivable, net	289.6	305.3
Inventories	373.1	304.3
Other current assets	66.2	59.0
TOTAL CURRENT ASSETS	830.0	810.0
Non-current assets	1,699.4	2,194.9
TOTAL ASSETS	$2,529.4	$3,004.9
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	219.2	203.9
Current portion of long-term debt	17.5	—
Current operating lease liabilities	13.9	13.2
Other current liabilities	160.5	147.0
TOTAL CURRENT LIABILITIES	411.1	364.1
Long-term debt	961.5	—
Deferred income taxes	87.3	88.9
Pension and other postretirement plan liabilities	12.2	9.8
Operating lease liabilities	40.7	50.0
Related party payable	—	9.1
Other non-current liabilities	7.4	29.2
TOTAL LIABILITIES	1,520.2	551.1
Stockholders’ equity	1,009.2	2,453.8
TOTAL EQUITY	1,009.2	2,453.8
TOTAL LIABILITIES AND EQUITY	$2,529.4	$3,004.9
Reconciliation of Net Debt to Adjusted EBITDA (Unaudited)
Current portion of long-term debt	$17.5
Long-term debt	961.5
LESS: Cash and cash equivalents	(101.1)
Net Debt	$877.9
Adjusted EBITDA (52 Weeks)	$411.4
Net Debt to Adjusted EBITDA	2.1x
A-5

APPENDIX A

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	52 Weeks Ended
(In millions)	December 25, 2022	December 26, 2021	December 27, 2020	December 29, 2019
OPERATING ACTIVITIES
Net income	$155.4	$182.6	$145.7	$100.7
Non-cash expense	137.1	63.4	72.9	123.1
Changes in operating assets and liabilities	(56.9)	(97.8)	(14.0)	(75.2)
NET CASH PROVIDED BY OPERATING ACTIVITIES	235.6	148.2	204.6	148.6
INVESTING ACTIVITIES
Capital expenditures	(55.9)	(51.6)	(27.3)	(30.9)
Proceeds from the disposition of assets	—	0.1	0.6	2.1
NET CASH USED IN INVESTING ACTIVITIES	(55.9)	(51.5)	(26.7)	(28.8)
FINANCING ACTIVITIES
NET CASH USED IN FINANCING ACTIVITIES	(215.3)	(109.7)	(179.2)	(83.6)
Effect of foreign exchange rate changes on cash	(4.7)	0.1	0.8	1.0
NET (DECR)/INCR IN CASH AND CASH EQUIVALENTS	$(40.3)	$(12.9)	$(0.5)	$37.2
Cash and cash equivalents at beginning of year	$141.4	$154.3	$154.8	$117.6
Cash and cash equivalents at end of year	$101.1	$141.4	$154.3	$154.8

A-6